As filed with the Securities and Exchange Commission on October 10, 2025

File No. [●]

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PennantPark Private Income Fund

(Exact name of registrant as specified in charter)

Delaware	33-4777837
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

1691 Michigan Avenue Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(786) 297-9500

(Registrant’s telephone number, including area code)

with copies to:

Thomas J. Friedmann

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, MA 02110

(617) 728-7100

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Shares, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

PennantPark Private Income Fund is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended, or the 1940 Act, and in order to provide current public information to the investment community. Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

In this Registration Statement, unless otherwise specified, the terms:

•

“PPIF,” “we,” “us,” “our” and “the Company” refer to PennantPark Private Income Fund, a Delaware statutory trust that that will be an externally managed, closed-end private fund that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended;

•	“PPIA” refers to PennantPark Investment Advisers, LLC, our investment adviser prior to the election to be regulated as a BDC;

•	“PPIFA” refers to PennantPark Private Income Fund Advisers LLC, a subsidiary of PPIA and our investment adviser after our election to be regulated as a business development company;

•	“Investment Adviser” shall apply to PPIA or, following PPIFA becoming the investment adviser, as applicable, as our investment adviser;

•	“Administrator” refers to PennantPark Investment Administration, LLC, a wholly-owned subsidiary of PPIA, as our administrator; and

•

“PennantPark” refers, collectively, to the activities and operations of PennantPark Private Income Fund, which entity employs all of PennantPark’s investment professionals, PPIA, PPIFA, the Administrator and associated investment funds and their respective affiliates.

•

PPIF’s common shares (“Shares”) can only be sold to accredited investors as defined in rule 501(a) of Regulation D under the Securities Act of 1933 (as amended, the “Securities Act”) and cannot be sold without our written consent. An investment in PPIF is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in PPIF.

•	Shares are not currently listed on a securities exchange, and it is uncertain whether a secondary market will develop. Therefore, shares of PPIF’s common stock constitute illiquid investments.

•	Repurchases of common stock by PPIF, if any, are expected to be limited.

•	An investment in PPIF would not be suitable for investors who need the money they invest in a specified time frame.

•

Distributions can be funded from unlimited amounts of offering proceeds or borrowings, which could constitute a return of capital and reduce the amount of capital available to PPIF for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses.

•	We intend to elect to be regulated as a business development company under the 1940 Act and are subject to the 1940 Act requirements applicable to business development companies.

FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects;

•	our contractual arrangements and relationships with third parties;

•	our ability to raise capital and operate in a highly competitive market for investment opportunities;

•

the prospects of our portfolio companies and the ability of our portfolio companies to achieve their objectives, the decline or failure of which may result in our borrowers defaulting on their payments to us;

•	the ability of our Investment Adviser to hire and retain qualified personnel, to monitor and administer our investments and to manage our future growth effectively;

•	the impact of alternative reference rates on our business and certain of our investments;

•	our reliance on information systems, the failure of which could result in delays or other problems with our business activities, and the susceptibility of such systems to cybersecurity threats;

•	our ability to replicate historical performance of other investment companies and funds with which our professionals have been affiliated;

•

our ability to raise additional capital while remaining in compliance with certain annual distribution, asset coverage, asset composition and other regulatory requirements needed to maintain our status as a BDC and a regulated investment company (a “RIC”);

•	the use of leverage to fund our investments and the risk that we may fail to comply with the terms governing such indebtedness or maintain certain asset coverage ratio requirements;

•	our issuance of debt securities and/or preferred stock and the impact of such issuances on the value of our Shares or our net asset value (“NAV”);

•	potential conflicts of interest of our Investment Adviser and Administrator;

•	the potential dilution caused by any future issuances of subscription rights or warrants;

•	the impact of recent financial reform legislation, elevated levels of inflation and uncertainty about any future laws and regulations on our business and our portfolio companies;

•	the investment objectives and decisions advanced by the board of trustees (the “Board”) or the Investment Adviser which are not subject to shareholder approval;

•	the illiquid nature of the assets in which we invest and our valuation procedures with respect to such assets;

•

making investments in first lien secured debt, second lien secured debt, subordinated debt and the equity of certain portfolio companies, and the risks of making such investments in privately held middle-market companies;

•

the Investment Adviser’s incentive to make speculative investments to earn a greater incentive fee and, in some instances, our obligation to pay incentive compensation to our Investment Adviser even after we incur a loss;

•	the potential dilution of our Shares which may result from issuances of our Shares below the then current NAV per share;

•

our allocation of net proceeds from offerings in ways which you may not agree and our inability to invest proceeds from offerings in new investment opportunities, which could negatively affect our financial performance;

•	tax liabilities resulting from reinvestments in our Shares or from receiving our stock as a distribution;

•	our ability to maintain our qualification as a BDC;

•

changes to political, economic or industry conditions or conditions affecting the financial and capital markets that could cause volatility or prolonged disruption of the capital markets and impact the value of our assets, including the financial and political stability of the United States and other countries;

•	our cash balances at financial institutions that exceed federally insured limits and the impact of adverse developments affecting the financial services industry;

•	the impact of economic sanction laws in the United States and other jurisdictions which may prohibit us and our affiliates from transacting with certain countries, individuals and companies;

•	potential litigation, whether initiated by shareholders or other parties; and

•	the impact of global climate change on the operations of our portfolio companies.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of the filing of this Registration Statement. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we make directly to you or through reports that we in the future file with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This Registration Statement contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

You should understand that, under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the forward-looking statements made in this Registration Statement or in periodic reports we will file under the Exchange Act upon effectiveness of this Registration Statement.

ITEM 1. BUSINESS.

PennantPark Private Income Fund

We are a closed-end, externally managed, non-diversified investment company that intends to elect to be regulated as a BDC under the 1940 Act. Prior to making the BDC election, we expect to operate as a private fund classified as a partnership for U.S. federal income tax purposes. After making the BDC election, for U.S. federal income tax purposes, we intend to elect to be treated, and intend to qualify annually, as a RIC under the Internal Revenue Code of 1986 (the “Code”). We were formed with the intent to make investments and generate both current income and capital appreciation while seeking to preserve capital by investing a majority of our portfolio in senior first lien loans. We will also selectively invest in second lien loans, subordinated loans, and equity of private companies. Our investment objective is to generate current income and capital appreciation by investing primarily in senior secured debt of U.S. middle market companies with last twelve-month earnings of between $10 million and $50 million.

We intend to execute our investment strategy directly and through our wholly owned subsidiaries. The term “subsidiary” means entities that primarily engage in investments activities in securities or other assets that are wholly owned by us. The Company does not intend to create or acquire primary control of an entity which primarily engages in investment activities of securities or other assets other than entities wholly owned by the

Company. We will comply with the provisions of Section 17 of the 1940 Act related to affiliated transactions and custody. To the extent that the Company forms a subsidiary advised by an investment adviser other than the Investment Adviser, the investment adviser to such subsidiaries will comply with the provisions of the 1940 Act relating to investment advisory contracts, including but not limited to, Section 15, as if it were an investment adviser to the Company under Section 2(a)(20) of the 1940 Act.

Our Adviser

Our investment activities are currently managed by our investment adviser, PennantPark Investment Advisers, LLC.

We will utilize the investing experience and contacts of PPIA (both before and after PPIFA becomes our Investment Adviser), in developing what we believe will be an attractive and diversified portfolio. The senior investment professionals of the Investment Adviser have worked together for many years and average over thirty-one (31) years of experience in the senior lending, mezzanine lending, leveraged finance, distressed debt and private equity businesses. In addition, our senior investment professionals have been involved in originating, structuring, negotiating, managing and monitoring investments in each of these businesses across changing economic and market cycles. We believe this experience and history have resulted in the Investment Adviser’s strong reputation with financial sponsors, management teams, investment bankers, attorneys and accountants, which provides us with access to substantial investment opportunities across the capital markets. Our Investment Adviser has a rigorous investment approach, which is based upon extensive financial analysis with a focus on capital preservation, diversification and active management. Since its inception in 2007, the Investment Adviser has invested through its managed funds approximately $25 billion in over 800 investments with more than 250 different financial sponsors as of June 30, 2025.

Following PPIFA becoming the Investment Adviser, PPIA will make a portion of the time and efforts of certain investment professionals on PPIA’s investment team available to PPIFA for purposes of originating and identifying investment opportunities, conducting research and due diligence on prospective investments, analyzing and underwriting investment opportunities, structuring and selecting investments and monitoring and servicing the Company’s investments in accordance with the services provided by the Investment Adviser to the Company.

Our Administrator

PennantPark Investment Administration, LLC, our administrator and an affiliate of PPIA, provides the administrative services necessary for us to operate. The Administrator has experienced professionals with substantial backgrounds in finance and administration of registered investment companies. In addition to furnishing us with clerical, bookkeeping and record keeping services, the Administrator will oversee our financial records as well as the preparation of our reports to shareholders and reports filed with the SEC. The Administrator will assist in the determination and publication of our NAV, oversee the preparation and filing of our tax returns, and monitor the payment of our expenses as well as the performance of administrative and professional services rendered to us by others. Furthermore, our Administrator will offer, on our behalf, significant managerial assistance to those portfolio companies to which we are required to offer such assistance.

We will reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under our agreement with the Administrator (the “Administration Agreement”), including rent and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer, Corporate Counsel and their respective staffs, as further discussed below under “Administration Agreement.”

Market Opportunity

We believe that the limited amount of capital available to middle-market companies, coupled with the desire of these companies for flexible sources of capital, creates an attractive investment environment for us.

•

We believe middle-market companies have faced difficulty raising debt in private markets. From time to time, banks, finance companies, hedge funds and collateralized loan obligation (“CLO”) funds have withdrawn, and may again withdraw, capital from the middle-market, resulting in opportunities for alternative funding sources.

•

We believe middle-market companies have faced difficulty in raising debt through the capital markets. Many middle-market companies look to raise funds by issuing high-yield bonds and broadly syndicated loans. We believe this approach to financing becomes difficult at times when institutional investors seek to invest in larger, more liquid offerings. We believe this has made it harder for middle-market companies to raise funds by issuing high-yield securities from time to time.

•

We believe that credit market dislocation for middle-market companies improves the risk-reward on our investments. From time to time, market participants have reduced lending to middle-market and non-investment grade borrowers. As a result, we believe there is less competition in our market, more conservative capital structures, higher yields and stronger covenants.

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We believe there is a large pool of uninvested private equity capital likely to seek to combine their capital with sources of debt capital to complete private investments. We expect that private equity firms will continue to be active investors in middle-market companies. These private equity funds generally seek to leverage their investments by combining their capital with loans provided by other sources, and we believe that we are well-positioned to partner with such equity investors.

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We believe there is substantial supply of opportunities resulting from maturing loans that seek refinancing. A high volume of financings will come due in the next few years. Additionally, we believe that demand for debt financing from middle-market companies will remain strong because these companies will continue to require credit to refinance existing debt, to support growth initiatives and to finance acquisitions. We believe the combination of strong demand by middle-market companies and, from time to time, the reduced supply of credit described above should increase lending opportunities for us. We believe this supply of opportunities coupled with a lack of demand offers attractive risk-reward to investors.

Competitive Strengths

We believe that we have the following competitive advantages over other capital providers to middle-market companies:

Experienced Management Team

The senior investment professionals of our Investment Adviser have worked together for many years and average over thirty-one (31) years of experience in senior lending, mezzanine lending, leveraged finance, distressed debt and private equity businesses. These senior investment professionals have been involved in originating, structuring, negotiating, managing and monitoring investments in each of these businesses across changing economic and market cycles. We believe this extensive experience and history have resulted in a strong reputation across the capital markets.

Lending to middle-market companies requires in-depth diligence, credit expertise, restructuring experience and active portfolio management. For example, lending to middle-market companies in the United States is generally more labor intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of the information available with respect to such companies. We are able to provide value-added customized financial solutions to middle-market companies as a result of specialized due diligence, underwriting capabilities and more extensive ongoing monitoring required as lenders.

Disciplined Investment Approach with Strong Value Orientation

We employ a disciplined approach in selecting investments that meet the long-standing, consistent value-oriented investment selection criteria employed by our Investment Adviser. Our value-oriented investment philosophy focuses on preserving capital and ensuring that our investments have an appropriate return profile in relation to risk. When market conditions make it difficult for us to invest according to our criteria, we will be highly selective in deploying our capital. We believe this approach continues to enable us to build an attractive investment portfolio that meets our return and value criteria over the long-term.

We believe it is critical to conduct extensive due diligence on investment targets. In evaluating new investments we, through our Investment Adviser, conduct a rigorous due diligence process that draws from our Investment Adviser’s experience, industry expertise and network of contacts. Among other things, our due diligence is designed to ensure that each prospective portfolio company will be able to meet its debt service obligations.

In addition to engaging in extensive due diligence, our Investment Adviser seeks to reduce risk by focusing on businesses with:

•	strong competitive positions;

•	positive cash flow that is steady and stable;

•	experienced management teams with strong track records;

•	potential for growth and viable exit strategies; and

•	capital structures offering appropriate risk-adjusted terms and covenants.

Ability to Source and Evaluate Transactions through our Investment Adviser’s Proactive Research Capability and Established Network

The management team of our Investment Adviser has long-term relationships with financial sponsors, management consultants and management teams that we believe enable us to evaluate investment opportunities effectively in numerous industries, as well as provide us access to substantial information concerning those industries. We identify potential investments both through active origination and through dialogue with numerous financial sponsors, management teams, members of the financial community and corporate partners with whom the professionals of our Investment Adviser have long-term relationships.

Flexible Transaction Structuring

We are flexible in structuring investments and tailor investments to meet the needs of a portfolio company while also generating attractive risk-adjusted returns. We can invest in all parts of a capital structure and our Investment Adviser has extensive experience in a wide variety of securities for leveraged companies throughout economic and market cycles.

Our Investment Adviser seeks to minimize the risk of capital loss without foregoing potential for capital appreciation. In making investment decisions, we seek to invest in companies that we believe can generate consistent positive risk-adjusted returns.

We believe that the in-depth experience of our Investment Adviser will enable us to invest throughout various stages of the economic and market cycles and to provide us with ongoing market insights in addition to a significant investment opportunity.

Investment Criteria/Guidelines

We expect to commit to a value-oriented philosophy to seek to minimize the risk of capital loss without foregoing potential for capital appreciation.

We have identified several criteria, discussed below, that we believe are important in identifying and investing in prospective portfolio companies. These criteria will provide general guidelines for our investment decisions. However, we caution that not all of these criteria will be met by each prospective portfolio company in which we choose to invest. Generally, we will seek to use our experience and access to market information to identify investment opportunities and to structure investments efficiently and effectively.

Leading and defensible competitive market positions

The Investment Adviser invests in portfolio companies that it believes have developed strong positions within their markets. The Investment Adviser also seeks to invest in portfolio companies that it believes possess competitive advantages in, for example, scale, scope, customer loyalty, product pricing or product quality as compared to their competitors to protect their market position.

Investing in stable borrowers with positive cash flow

Our investment philosophy will place a premium on fundamental analysis and has a distinct value-orientation. The Investment Adviser invests in portfolio companies it believes to be stable and well-established, with strong cash flows and profitability. The Investment Adviser believes these attributes indicate portfolio companies that may be well-positioned to maintain consistent cash flow to service and repay their liabilities and maintain growth in their businesses or their relative market share. The Investment Adviser currently does not expect to invest significantly in start-up companies, companies in turnaround situations or companies with speculative business plans, although we are permitted to do so.

Proven management teams

The Investment Adviser focuses on investments in which the portfolio company has an experienced management team with an established track record of success. The Investment Adviser typically requires that portfolio companies have in place proper incentives to align management’s goals with our goals, including having equity interests.

Financial sponsorship

The Investment Adviser may seek to cause us to participate in transactions sponsored by what it believes to be trusted financial sponsors. The Investment Adviser believes that a financial sponsor’s willingness to invest significant equity capital in a portfolio company is an implicit endorsement of the quality of that portfolio company. Further, financial sponsors of portfolio companies with significant investments at risk may have the ability, and a strong incentive, to contribute additional capital in difficult economic times should financial or operational issues arise so as to maintain their ownership position.

Investments in different borrowers, industries and geographies

The Investment Adviser seeks to invest our assets broadly among portfolio companies, across industries and geographical regions. The Investment Adviser believes that this approach may reduce the risk that a downturn in any one portfolio company, industry or geographical region will have a disproportionate impact on the value of our portfolio, although we are permitted to be non-diversified under the 1940 Act.

Viable exit strategy

The Investment Adviser seeks to invest in portfolio companies that it believes will provide a steady stream of cash flow to repay our loans while also reinvesting in their respective businesses. The Investment Adviser expects that such internally generated cash flow, leading to the payment of interest on, and the repayment of the principal of, our investments in portfolio companies to be a key means by which we will exit from our investments over time. In addition, the Investment Adviser also seeks to invest in portfolio companies whose business models and expected future cash flows offer attractive exit possibilities. These companies include candidates for strategic acquisition by other industry participants and companies that may repay our investments through an initial public offering of our Shares, refinancing or other capital markets transaction.

Illustrative Deal Evaluation Process

Due Diligence

We believe it is critical to conduct extensive due diligence in evaluating new investment targets. Our Investment Adviser conducts a rigorous due diligence process that is applied to prospective portfolio companies and draws from our Investment Adviser’s experience, industry expertise and network of contacts. In conducting due diligence, our Investment Adviser uses information provided by companies, financial sponsors and publicly available information as well as information from relationships with former and current management teams, consultants, competitors and investment bankers.

Our due diligence may include:

•	review of historical and prospective financial information;

•	research relating to the portfolio company’s management, industry, markets, products and services and competitors;

•	interviews with management, employees, customers and vendors of the potential portfolio company;

•	on-site visits;

•	review of loan documents; and

•	background checks.

Additional due diligence with respect to any investment may be conducted on our behalf by attorneys and accountants prior to the closing of the investment, as well as other outside advisers, as appropriate.

The Investment Adviser monitors our portfolio companies on an ongoing basis. The Investment Adviser also monitors the financial trends of each portfolio company to determine if it is meeting its respective business plans and to assess the appropriate course of action for each portfolio company.

The Investment Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success in adhering to a portfolio company’s business plan and compliance with covenants;

•	periodic or regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other portfolio companies in the industry, if any;

•	attendance at and participation in board meetings or presentations by portfolio companies; and

•	review of periodic financial statements and financial projections for portfolio companies.

The Investment Adviser monitors credit risk of each portfolio company regularly with a goal toward identifying early, and when able and appropriate, exiting investments with potential credit problems. This monitoring process may include reviewing: (1) a portfolio company’s financial resources and operating history; (2) comparing a portfolio company’s current operating results with the Investment Adviser’s initial thesis for the investment and its expectations for the performance of the investment; (3) a portfolio company’s sensitivity to economic conditions; (4) the performance of a portfolio company’s management; (5) a portfolio company’s debt maturities and capital requirements; (6) a portfolio company’s interest and asset coverage; and (7) the relative value of an investment based on a portfolio company’s anticipated cash flow.

Investment Structure

Once we determine that a prospective portfolio company is suitable for investment, we work with the management of that portfolio company and its other capital providers, including senior, junior and equity capital providers, to structure an investment. We negotiate with these parties to agree on how our investment is structured relative to the other capital in the portfolio company’s capital structure.

We expect our floating rate loans to have terms of three to ten years. We generally obtain security interests in the assets of our portfolio companies that will serve as collateral in support of the repayment of these loans. This collateral may take the form of first priority liens on the assets of a portfolio company.

Typically, our second lien secured debt and subordinated debt investments have maturities of three to ten years. Second lien secured debt and subordinated debt may take the form of a second priority lien on the assets of a portfolio company and have interest-only payments in the early years with cash or payment-in-kind (“PIK”), or payments with amortization of principal deferred to the later years. In some cases, we may invest in debt securities that, by their terms, convert into equity or additional debt securities or defer payments of interest for the first few years after our investment. Also, in some cases, our second lien secured debt and subordinated debt may be collateralized by a subordinated lien on some or all of the assets of the borrower.

We will seek to tailor the terms of the investment to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that protects our rights and manages our risk while creating incentives for the portfolio company to achieve its business plan and improve its profitability. For example, in addition to seeking a senior position in the capital structure of our portfolio companies, we may seek to limit the downside potential of our investments by:

•	requiring a total return on our investments (including both interest in the form of a floor and potential equity appreciation) that compensates us for credit risk;

•	incorporating “put” rights and call protection into the investment structure; and

•

negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with our focus of preserving capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

Our investments may include equity features, such as direct investments in the equity securities of borrowers or warrants or options to buy a minority interest in a portfolio company. Any warrants we may receive with our debt securities generally require only a nominal cost to exercise, so as a portfolio company appreciates in value, we may achieve additional investment return from these equity investments. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the portfolio company, upon the occurrence of specified events. In many cases, we may also obtain registration rights in connection with these equity investments, which may include demand and “piggyback” registration rights.

We expect to hold most of our investments to maturity or repayment, but we may exit certain investments earlier when a liquidity event, such as the sale or refinancing of a portfolio company, takes place. We also may turn over investments to better position the portfolio in light of market conditions.

Ongoing Relationships with Portfolio Companies

Monitoring

The Investment Adviser monitors our portfolio companies on an ongoing basis. The Investment Adviser also monitors the financial trends of each portfolio company to determine if it is meeting its respective business plans and to assess the appropriate course of action for each portfolio company.

The Investment Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success in adhering to a portfolio company’s business plan and compliance with covenants;

•	periodic or regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other portfolio companies in the industry, if any;

•	attendance at and participation in board meetings or presentations by portfolio companies; and

•	review of periodic financial statements and financial projections for portfolio companies.

Investments

We intend to create a diversified portfolio that includes primarily senior secured debt of middle market companies in the United States with last twelve-months earnings of between $10 million and $50 million. Under normal circumstances, we expect that a majority of our portfolio will consist of senior first lien loans. We will also selectively invest in second lien loans, subordinated loans, and equity of private companies.

Managerial Assistance

We offer significant managerial assistance to our portfolio companies. Once we elect to be regulated as a BDC, we will be required to make available such significant managerial assistance within the meaning of Section 2(a)(47) of the 1940 Act.

Competition

Our primary competitors will provide financing to middle-market companies and include other BDCs, commercial and investment banks, commercial finance companies, CLO funds, private direct lending funds and, to the extent they provide an alternative form of financing, private equity funds. Additionally, alternative investment vehicles, such as hedge funds, frequently invest in middle-market companies. As a result, competition for investment opportunities in middle-market companies can be intense. However, we believe that from time to time there has been a reduction in the amount of debt capital available to middle-market companies, which we believe has resulted in a less competitive environment for making new investments.

Summary Risk Factors

The risk factors described below are a summary of the principal risk factors associated with an investment in us. These are not the only risks we face. You should carefully consider these risk factors, together with the risk factors set forth in Item 1A. of this Registration Statement and the other reports and documents filed by us with the SEC.

Some, but not all, of the risks and uncertainties that we face are related to:

•	our status as a new company with no operating history;

•	our ability to operate in a highly competitive market for investment opportunities;

•

the prospects of our portfolio companies and the ability of our portfolio companies to achieve their objectives, the decline or failure of which may result in our borrowers defaulting on their payments to us;

•	the ability of our Investment Adviser to hire and retain qualified personnel, to monitor and administer our investments and to manage our future growth effectively;

•	the impact of alternative reference rates on our business and certain investments;

•	our reliance on information systems, the failure of which could result in delays or other problems with our business activities, and the susceptibility of such systems to cybersecurity threats;

•	our ability to replicate historical performance of other investment companies and funds with which our professionals have been affiliated;

•

our ability to raise additional capital while remaining in compliance with certain annual distribution, asset coverage, asset composition and other regulatory requirements needed to maintain our status as a BDC and a RIC;

•	the use of leverage to fund our investments and the risk that we may fail to comply with the terms governing such indebtedness or maintain certain asset coverage ratio requirements;

•	our issuance of debt or other securities and the impact of such issuances on the value of our Shares or NAV;

•	market conditions that may make it difficult for us to refinance or extend the maturity of our existing indebtedness;

•	potential conflicts of interest of our Investment Adviser and Administrator;

•	the potential dilution caused by any future issuances of subscription rights or warrants;

•	the impact of recent financial reform legislation and uncertainty about any future laws and regulations on our business and our portfolio companies;

•	the investment objectives and decisions advanced by the Board or the Investment Adviser which are not subject to shareholder approval;

•	the illiquid nature of the assets in which we invest and our valuation procedures with respect to such assets;

•

making investments in loans bearing a variable-rate of interest, or floating rate loans, first lien secured debt, second lien secured debt, subordinated debt and the equity of certain portfolio companies, and the risks of making such investments in privately held middle-market companies;

•

the Investment Adviser’s incentive to make speculative investments to earn a greater incentive fee and, in some instances, our obligation to pay incentive compensation to our Investment Adviser even after we incur a loss;

•

our allocation of net proceeds from offerings in ways which you may not agree and our inability to invest proceeds from offerings in new investment opportunities, which could negatively affect our financial performance;

•	tax liabilities resulting from receiving our stock as a distribution;

•

changes to political, economic or industry conditions or conditions affecting the financial and capital markets, could cause volatility or prolonged disruption of the capital markets and impact the value of our assets;

•	our cash balances at financial institutions that exceed federally insured limits and the impact of adverse developments affecting the financial services industry;

•	the impact of economic sanction laws in the United States and other jurisdictions which may prohibit us and our affiliates from transacting with certain countries, individuals and companies;

•	potential litigation, whether initiated by shareholders or other parties, and the ability to enforce civil judgments against us and our directors, officers and experts; and

•	the impact of global climate change on the operations of our portfolio companies.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also have a material adverse effect on our business, financial condition and/or operating results. For a more detailed discussion of the risks that you should consider prior to investing in our securities, see “Item 1A. Risk Factors” below.

Private Offering of Our Common Shares

We have offered and intend to continue to offer and sell Shares in a private placement in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act (the “Private Offering”). Investors who acquire Shares in our private placement are required to complete, execute and deliver a subscription agreement (a “Subscription Agreement”), and related documentation, which include customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors could be required to provide due diligence information for compliance with certain legal requirements. We could, from time to time, engage placement or distribution agents and incur placement or distribution fees or sales commissions in connection with the private placement of our Shares in certain jurisdictions outside the United States. The cost of any such placement or distribution fees could be borne by an affiliate of the Investment Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Shares after such costs would be less than the net asset value per share of our Shares. We entered into Subscription Agreements with a small number of accredited investors on or about September 16, 2025 prior to our election to be regulated as a BDC.

Pursuant to Subscription Agreements prior to our BDC election (the “Drawdown Subscription Agreements”), investors make commitments to purchase Shares (“Capital Commitments”). The Drawdown Subscription Agreements provide that investors are required to fund capital contributions to purchase Shares (a “Drawdown Purchase”) each time we deliver a drawdown notice, which we deliver at least ten business days prior to the date on which contributions will be due. Drawdown Purchases are allocated among investors with unfunded Capital Commitments in amounts proportional to the Capital Commitment of each investor in our private placement. However, the Drawdown Subscription Agreements provide that we retain the right, at our discretion, to call Drawdown Purchases on a non-pro rata basis to comply with ownership limitations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to allow an investor with less than 20% of its original Capital Commitment remaining unfunded to subscribe for the full unfunded balance. Rather than comply with such ownership limitations under ERISA, we may seek to comply with the rules applicable to VCOCs (as defined below), and/or compliance with such other ERISA related exceptions to avoid our assets becoming “plan assets” under U.S. Department of Labor regulation 29 C.F.R. 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) in which case the initial Capital Commitments from Benefit Plan Investors (as defined below) and certain other investors may be deferred (with interest) until the time that we make our first investment intended to be a qualifying “venture capital operating company” (within the meaning of the Plan Assets Regulation (“VCOC”)) investment, or until the Investment Adviser otherwise determines that the our assets will not constitute “plan assets” under the Plan Assets Regulation.

Each Drawdown Purchase under the Drawdown Subscription Agreements is made at a price per share of Shares equal to our most recent NAV per share as determined by the Board, provided that the purchase price is subject to adjustment to the extent required by Section 23 of the 1940 Act (which generally prohibits us from selling Shares at a price below the then-current NAV per share of the Shares as determined within 48 hours, excluding Sundays and holidays, of such sale, subject to certain exceptions). No investor in our private placement will be required to invest more than the total amount of its Capital Commitment. We intend to call outstanding Capital Commitments pursuant to the Drawdown Subscription Agreements prior to our BDC election.

Following the BDC election date, at such time as determined in our sole discretion, we intend to commence holding monthly closings for the Private Offering, in connection with which we will issue Shares to investors for immediate cash investment and will cease accepting Capital Commitments pursuant to Subscription Agreements that call for the immediate funding of committed capital; provided, however, that we may accept commitments from investors to participate alongside other investors in our monthly closings. Such monthly closings will be conducted in reliance on exemptions from the registration requirements of the Securities Act, including the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act.

We reserve the right to conduct additional offerings of securities in the future in addition to this Private Offering. In addition, although we intend to issue Shares in the Private Offering on a monthly basis, we retain the right, if determined by us in our sole discretion, to accept subscriptions and issue Shares, in amounts to be determined by us, more or less frequently to one or more investors for regulatory, tax or other reasons as we may determine to be appropriate.

Perpetual Term

Our term is perpetual.

While we may consider providing liquidity in the future through a listing of our Shares on a national securities exchange or a merger of the Company with a company listed on such an exchange, which could include an affiliate of the Investment Adviser (in either case, a “Listing”), we do not currently intend to undertake a Listing, and we will not be obligated to effect a Listing or other liquidity event at any time.

Operating and Regulatory Structure

Our investment activities are managed by the Investment Adviser and supervised by the Board, a majority of whom are independent of us, the Investment Adviser and its affiliates.

As a BDC, we are required to comply with certain regulatory requirements. For example, we may acquire additional capital from the issuance of additional senior securities or other indebtedness, the issuance of additional Shares, the issuance of warrants or subscription rights to purchase certain of our securities, or from securitization transactions. However, under the 1940 Act, the asset coverage ratio requirements permit us to issue senior securities or incur indebtedness subject to certain limitations. Our ability to pay distributions or issue additional senior securities would be restricted if our asset coverage ratio was not met. See “ — Regulation.” The use of leverage to finance investments creates certain risks and potential conflicts of interest. See “Item 1A. Risk Factors — Risks Relating to our Business and Structure — There are significant potential conflicts of interest which could impact our investment returns” and “ — Risks Relating to our Business and Structure — Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.”

Also, as a BDC, we are generally prohibited from acquiring assets other than “qualifying assets” unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets. Qualifying assets include investments in U.S. operating companies whose securities are not listed on a national securities exchange and companies listed on a national securities exchange subject to maximum market capitalization of $250 million. Qualifying assets also include cash, cash equivalents, government securities and high quality debt securities maturing in one year or less from the time of the investments. See “ —Regulation.”

Conflicts of Interest

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the accounts managed by PennantPark could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Company. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Company portfolio trades and/or specific uses of commissions from Company portfolio trades (for example, research, or “soft dollars,” if any).

PennantPark currently or in the future may provide investment advisory and other services, directly and through affiliates, to various affiliated entities, including other investment funds and separately managed accounts other than the Company (“Adviser Accounts”). The Company has no interest in these activities. The Investment Adviser and the investment professionals, who on behalf of the Investment Adviser provide investment advisory services to the Company, are engaged in activities other than on behalf of the Company, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Company and the Adviser Accounts. Such persons devote only so much time to the affairs of the Company as in their judgment is necessary and appropriate.

The Investment Adviser and its affiliates currently advise and manage and expect that they will in the future advise and manage additional investment accounts and investment funds, including proprietary accounts of the Investment Adviser, its affiliates and the personnel thereof (collectively, “Other Accounts”) having investment guidelines substantially similar in whole or in part to those of the Company. As a result, the Investment Adviser may face conflicts in how it allocates both investment and disposition opportunities between the Company and the Other Accounts. The Investment Adviser intends to allocate such opportunities in a fair and equitable manner between the Company and the Other Accounts, in accordance with its investment allocation policy and the requirements of the 1940 Act. The Company may engage in co-investments with the Investment Adviser and its affiliates, including Other Accounts, pursuant to the co-investment exemptive order from the SEC (the “Order”) granted to the Investment Adviser from the SEC, subject to conditions and restrictions in the Order.

As noted above, the Company may make investments in a portfolio company where one or more Other Accounts hold(s) an investment in a different category of debt or equity. In such circumstances, PennantPark may have conflicting interests between its duties to the Company and such other Accounts. Generally, the Company will make investments that potentially conflict with the interests of Other Accounts it advises only when, at the time of investment by the Company, PennantPark determines that (a) such investment is in the best interests of the Company, and (b) the possibility of actual conflict between the Company and such Other Accounts is remote, or (c) in light of the particular circumstances, PennantPark determines that such investment is appropriate for the Company, notwithstanding the potential for conflict.

Investment Advisory Management Agreement

We have entered into an agreement with PPIA (the “Investment Advisory Management Agreement”) under which the Investment Adviser, subject to the overall supervision of our Board, manages the day-to-day operations of, and provides investment advisory services to, us. Mr. Penn, our Chairman and Chief Executive Officer, is the managing member and a senior investment professional of, and has a financial and controlling interest in, the Investment Adviser. Upon PPIFA becoming our investment adviser, the Investment Advisory Management Agreement will be amended and restated on substantially identical terms. Under the terms of our Investment Advisory Management Agreement, the Investment Adviser, among other things:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

•	closes and monitors the investments we make; and

•	provides us with such other investment advisory, research and related services as we may need from time to time.

The Investment Adviser’s services under our Investment Advisory Management Agreement are not exclusive, and it is free to furnish similar services, without the prior approval of our shareholders or our Board, to other entities so long as its services to us are not impaired. Our Board monitors for any potential conflicts that may arise upon such a development. For providing these services, the Investment Adviser receives a fee from us, consisting of two components—a base management fee and an incentive fee (collectively, “Management Fees”).

Incentive Advisory Fees

The base management fee is calculated at an annual rate of 1.25% of our average adjusted net assets and is payable quarterly in arrears. For purposes of the Investment Advisory Management Agreement, “adjusted net assets” means Company’s total assets less liabilities determined on a consolidated basis in accordance with GAAP.

The base management fee is calculated based on the average adjusted net assets at the end of the two most recently completed calendar quarters, and is appropriately adjusted for any Share issuances or repurchases during the current calendar quarter.

The incentive fee has two parts, as follows:

One part is calculated and payable quarterly in arrears based on our Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income, including any other fees (other than fees for providing managerial assistance) such as amendment, commitment, origination, prepayment penalties, structuring, diligence and consulting fees or other fees received from portfolio companies, accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement, and any interest expense or amendment fees under any credit facility and distribution paid on any issued and outstanding Shares, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount (“OID”) debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, computed net of all realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a percentage of the value of our net assets at the end of the immediately preceding calendar quarter, is compared to the hurdle rate of one and one-quarter-of-one percent (1.25%) per quarter (five percent (5.00%) annualized). We pay the Investment Adviser an incentive fee with respect to our Pre-Incentive Fee Net Investment Income in each calendar quarter as follows: (1) no incentive fee in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of one and one-quarter-of-one percent (1.25%) per quarter (five percent (5.00%) annualized), (2) 100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 1.4285% in any calendar quarter (5.7140% annualized) (we refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle but is less than 1.4285%) as the “catch-up,” which is meant to provide our Investment Adviser with 12.50% of our Pre-Incentive Fee Net Investment Income, as if a hurdle did not apply, if this net investment income exceeds 1.4285% in any calendar quarter), and (3) 12.50% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.4285% in any calendar quarter. These calculations are pro-rated for any Share issuances or repurchases during the relevant quarter, if applicable.

The following is a graphical representation of the calculation of the income related portion of the incentive fee.

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Management Agreement, as of the termination date) and equals 12.50% of our realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

The Investment Adviser has agreed to waive all of the base management fee and incentive fee through the earlier of (x) the Company’s election to be regulated as a BDC and (y) March 15, 2026.

Payment of Our Expenses

All investment professionals of Investment Adviser and/or its affiliates, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of personnel allocable to these services to us, are provided and paid for by Investment Adviser and not by us. We bear all other out-of-pocket costs and expenses of our operations and transactions. See “Item 2. Financial Information — Management’s Discussion of Expected Operating Plans —Expenses.”

Duration and Termination

The Investment Advisory Management Agreement was approved by our Board on September 16, 2025. Unless terminated earlier as described below, the Investment Advisory Management Agreement will continue in effect for a period of one year through such date. The Investment Advisory Management Agreement will automatically terminate in the event of its assignment. The Investment Advisory Management Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

Prior to our election to be regulated as a BDC, the Investment Advisory Management Agreement will be approved by our Board, including a majority of our trustees who are not interested persons of us or the Investment Adviser. It will remain in effect if approved annually by our Board, or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our trustees who are not interested persons of us or the Investment Adviser. In determining to reapprove the Investment Advisory Management Agreement, our Board requested information from the Investment Adviser that enabled it to evaluate a number of factors relevant to its determination. These factors included the nature, quality and extent of services performed by the Investment Adviser, the Investment Adviser’s ability to manage conflicts of interest effectively, our short and long-term performance, our costs, including as compared to comparable externally and internally managed BDCs that engage in similar investing activities, the Investment Adviser’s profitability, any economies of scale, and any other benefits of the relationship for the Investment Adviser. Based on the information reviewed and the considerations detailed above, our Board, including all of our trustees who are not interested persons of us or the Investment Adviser, concluded that the investment advisory fee rates and terms are fair and reasonable in relation to the services provided and reapproved the Investment Advisory Management Agreement as being in the best interests of our shareholders.

Indemnification

Our Investment Advisory Management Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations, the Investment Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Investment Adviser’s services under our Investment Advisory Management Agreement or otherwise as the Investment Adviser or for us.

Administration Agreement

We have entered into the Administration Agreement with the Administrator under which the Administrator furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services. Under our

Administration Agreement, the Administrator performs, or oversees the performance of, our required administrative services, which include, among other activities, being responsible for the financial records we are required to maintain and preparing reports to our shareholders and reports filed with the SEC. In addition, the Administrator assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. For providing these services, facilities and personnel, we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, technology systems, insurance, our allocable portion of the cost of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer, Corporate Counsel and their respective staffs, certain tax and general legal advice and/or services provided to the Company by in-house professionals of the Administrator related to ongoing operations of the Company and/or services provided to the Company or portfolio companies by in-house professionals of the Administrator or its affiliates on matters related to potential or actual investments and transactions, including due diligence.

The Adviser also offers on our behalf, significant managerial assistance to portfolio companies to which we are required to offer such assistance. To the extent that our Adviser outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to the Adviser.

Indemnification

Our Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations, the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under our Administration Agreement or otherwise as the Investment Adviser or for us.

Expense Holiday Agreement

The Company intends to enter into an expense holiday agreement (the “Expense Holiday Agreement”) with the Investment Adviser. Under the Expense Holiday Agreement, the Investment Adviser will agree that the Investment Adviser pay on behalf of the Company one hundred percent (100%) of the organizational and offering expenses if the Company receives [ ] million in gross proceeds from the sale of Shares excluding Shares purchased by the Investment Adviser and by the Company’s directors and officers (the “Reimbursement Hurdle”). Within ninety (90) days following the later of the (i) Second Anniversary Date or (ii) the Company meeting the Reimbursement Hurdle, or (iii) such later date as determined by the Investment Adviser in its sole discretion, the Company will reimburse the Investment Adviser for organizational and offering expenses incurred by the Investment Adviser up to the Reimbursement Hurdle.

The Investment Adviser may waive its right to receive all or a portion of any reimbursement under the Expense Holiday Agreement.

Expense Limitation Agreement

The Company intends to enter into an Expense Limitation Agreement (the “Expense Limitation Agreement”) with the Investment Adviser. Pursuant to the Expense Limitation Agreement, the Investment Adviser (i) shall reimburse the Company for a portion of the Company’s costs and expenses (the “Specified Expenses”) to the effect that such expenses do not exceed an annual rate of 1.25% of the Company’s NAV (the “Expense Limitation”). The Expense Limitation will be calculated based on the average quarterly net assets based on the two most recently completed calendar quarters. Reimbursements shall be paid, quarterly in arrears, by the Investment Adviser to the Company in any combination of cash or other immediately available funds and/or offset against amounts due from the Company to the Investment Adviser or its affiliates at the request of the Company. All reimbursement payments shall be deemed to relate to the earliest reimbursement payments made by the Investment Adviser to the Company within three (3) years to the last business day of the fiscal quarter in which such reimbursement payment obligation accrued.

The Company will agree to repay the amount reimbursed by the Investment Adviser as promptly as possible, on a quarterly basis, but only if and to the extent that such reimbursement does not cause the Company’s Specified Expenses plus recoupment to exceed an annual rate of 1.25% of the value of the Company’s net assets (or, if a lower expense limit is in effect, such lower limit) within the thirty-six (36) month period after the Investment Adviser bears the expenses (“Excess Expenses”). If within the thirty-six (36) month period after the Investment Adviser reimburses expenses, the Company has reimbursed the Investment Adviser for any Excess Expenses, and the Company’s Specified Expenses once again exceed the Expense Limitation, the Investment Adviser shall promptly pay the Company an amount equal to the lesser of: (i) the amount by which the Specified Expenses exceed the Expense Limitation; and (ii) the amount of reimbursements for Excess Expenses paid by the Company to the Investment Adviser.

Trademark License Agreement

We have entered into a trademark license agreement with PPIA (the “Trademark License Agreement”) pursuant to which PPIA has granted us a royalty-free, non-exclusive license to use the name “PennantPark.” Under this agreement, we will have a right to use the PennantPark name, for so long as PPIA or another affiliate of PPIA (including PPIFA) remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “PennantPark” name.

Staffing

We do not currently have any employees. Our Investment Adviser and Administrator have hired and expect to continue to hire professionals with skills applicable to our business plan, including experience in middle-market investing, senior lending, mezzanine lending, leveraged finance, distressed debt and private equity businesses.

Regulation

We intend to elect to be treated as a BDC under the 1940 Act, and we intend to qualify for and elect to be treated as a RIC under Subchapter M of the Code. The 1940 Act contains prohibitions and restrictions relating to transactions between a BDC and its affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the trustees be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by holders of a majority of our outstanding voting securities.

We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an “underwriter” as that term is defined in the Securities Act. We may purchase or otherwise receive warrants to purchase the Shares of our portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of securities we own or their affiliates to repurchase them under certain circumstances. We do not intend to acquire securities issued by any registered investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting Shares of any registered investment company, invest more than 5% of the value of our total assets in the securities of one registered investment company or invest more than 10% of the value of our total assets in the securities of more than one registered investment company. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our shareholders to additional expenses. We may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. None of these policies are fundamental and they may be changed without shareholder approval.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined under the 1940 Act to include any issuer which:

(a) is organized under the laws of, and has its principal place of business in, the United States;

(b) is not an investment company (other than a small business investment company wholly-owned by the BDC) or a company that would be an investment company but is excluded from the definition of an investment company by Section 3(c) of the 1940 Act; and

(c) satisfies any of the following:

(i) does not have any class of securities listed on a national securities exchange;

(ii) has any class of securities listed on a national securities exchange subject to a maximum market capitalization of $250.0 million; or

(iii) is controlled by a BDC, either alone or as part of a group acting together, and such BDC in fact exercises a controlling influence over the management or policies of such eligible portfolio company and, as a result of such control, has an affiliated person who is a trustee of such eligible portfolio company.

(2) Securities of any eligible portfolio company which we control.

(3) Securities purchased in a private transaction from a U.S. operating company or from an affiliated person of the issuer, or in transactions incidental thereto, if such issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4) Securities of an eligible portfolio company purchased from any person in a private transaction if there is no readily available market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5) Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Managerial Assistance to Portfolio Companies

Once we elect to be regulated as a BDC, we will be required to make available significant managerial assistance to our portfolio companies that constitute a qualifying asset within the meaning of Section 2(a)(47) of the 1940 Act. However, if a BDC purchases securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such significant managerial assistance. Making available significant managerial assistance means any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. Our Administrator may provide such assistance on our behalf to portfolio companies that request such assistance. Officers of our Investment Adviser and Administrator may provide assistance to controlled affiliates.

Temporary Investments

Pending investments in other types of qualifying assets, as described above, may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets. We may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests, as defined below under “Certain U.S. Federal Income Tax Considerations,” in order to qualify as a RIC for federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our Investment Adviser will monitor the creditworthiness of the counterparties with which we may enter into repurchase agreement transactions. Accordingly, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Investment Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Shares if our asset coverage, as defined in the 1940 Act and referred to as the asset coverage ratio, is compliant with the 1940 Act, immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage requirement at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to our asset coverage ratio.

Codes of Ethics

We and the Investment Adviser have adopted a joint code of ethics pursuant to Rule 17j-1 under the 1940 Act and a code of conduct that establish procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the codes’ requirements.

Proxy Voting Policies and Procedures

We will delegate our proxy voting responsibility to our Investment Adviser. The Proxy Voting Policies and Procedures of our Investment Adviser are set forth below. The guidelines are reviewed periodically by our Investment Adviser and our non-interested trustees, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we,” “our” and “us” refer to our Investment Adviser.

Introduction

The Investment Adviser has a fiduciary duty to act solely in the best interests of our clients. As part of this duty, we recognize that the Investment Adviser must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

The Investment Adviser will vote proxies relating to our portfolio securities in what we perceive to be the best interests of the Company’s shareholders. The Investment Adviser will review on a case-by-case basis each proposal submitted to a shareholder vote to determine its impact on the portfolio securities held by our clients. Although the Investment Adviser will generally vote against proposals that may have a negative impact on our clients’ portfolio securities, the Investment Adviser may vote for such a proposal if there exists compelling long-term reasons to do so.

The Investment Adviser’s proxy voting decisions will be made by the senior investment professionals who are responsible for monitoring each of its clients’ investments. To ensure that the Investment Adviser’s vote is not the product of a conflict of interest, the Investment Adviser requires that: (1) anyone involved in the decision making process disclose to the Investment Adviser’s Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision making process or vote administration are prohibited from revealing how the Investment Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You can obtain information without charge about how Investment Adviser voted proxies by making a written request for proxy voting information to: PennantPark Private Income Fund, Attention: 1691 Michigan Avenue, Miami Beach, Florida 33139.

Privacy Principles

We are committed to maintaining the privacy of our shareholders and to safeguarding their non-public personal information.

Generally, we do not receive any non-public personal information relating to our shareholders, although certain non-public personal information of our shareholders may become available to us. We do not disclose any non-public personal information about our shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about our shareholders to employees of the Investment Adviser and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our shareholders.

Other

Under the 1940 Act, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, after we elect to be treated as a BDC, we are prohibited from protecting any trustee or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and the Investment Adviser are required to adopt and implement written policies and procedures reasonably designed to prevent violation of relevant federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and designate a chief compliance officer to be responsible for administering these policies and procedures.

We could also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of the Board who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the BDC prohibition on transactions with affiliates to prohibit “joint transactions” among entities that share a common investment adviser. The staff of the SEC has granted no-action relief permitting purchases of a single class of privately placed securities provided that the adviser negotiates no term other than price and certain other conditions are met. Any co-investment would be made subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures. If opportunities arise that would otherwise be appropriate for us and for another account sponsored or managed by the Investment Adviser to make different investments in the same issuer, the Investment Adviser will need to decide which account will proceed with the investment. Moreover, in certain circumstances, we could be unable to invest in an issuer in which another account sponsored or managed by the Investment Adviser has previously invested.

Emerging Growth Company Status

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to, among other things, have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (“SOX”).

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company until the earliest of:

•	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement occurs;

•	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•	December 31 of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or our private offering of Shares. As stated above, we have elected to opt-in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Rule 12b-2 under the Exchange Act, and will not be for so long as our Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of SOX even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Investment Adviser and we do not directly compensate our executive officers, or reimburse the Investment Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Investment Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and Section 14A(b) of the Exchange Act.

Reporting Obligations

Subsequent to the effectiveness of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated under the Exchange Act. Under the Exchange Act, we will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC and to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Upon the effectiveness of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and we and our trustees, officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. This information will be available on the SEC’s website at www.sec.gov.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our Shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold our Shares as capital assets.

A “U.S. shareholder” is a beneficial owner of our Shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “non-U.S. shareholder” is a beneficial owner of our Shares that is not a U.S. shareholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold our Shares should consult its tax advisors with respect to the purchase, ownership and disposition of such Shares.

This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). The Company has not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding this offering. This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including financial institutions, insurance companies, regulated investment companies, investors in pass-through entities, U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our Shares as a result of such income being recognized on an applicable financial statement.

Tax matters are very complicated and the tax consequences to an investor of an investment in our Shares will depend on the facts of their particular situation. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Company intends to elect to be treated, and intends to qualify annually to maintain its election to be treated, as a RIC under Subchapter M of the Code. To maintain our RIC tax election, we must, among other requirements, meet certain annual source-of-income and quarterly asset diversification requirements (as described below). We also must annually distribute dividends for U.S. federal income tax purposes to our shareholders of an amount generally at least equal to 90% of the sum of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, or investment company taxable income, and determined without regard to any deduction for dividends paid, out of the assets legally available for distribution, or the “Annual Distribution Requirement”.

In order to qualify as a RIC for federal income tax purposes, we must:

•	maintain an election to be treated as a BDC under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, net income from certain qualified publicly traded partnerships or other income derived with respect to our business of investing in such stock or securities, or the “90% Income Test”; and

•	diversify our holdings, or the “Diversification Tests”, so that at the end of each quarter of the taxable year:

1)

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer neither represents more than 5% of the value of our assets nor more than 10% of the outstanding voting securities of the issuer; and

2)

no more than 25% of the value of our assets is invested in the securities, other than U.S. Government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in certain qualified publicly traded partnerships.

Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must distribute dividends for U.S. federal income tax purposes to our shareholders in respect of each calendar year of an amount at least equal to the sum of (1) 98% of our net ordinary income (subject to certain deferrals and elections) for the calendar year, (2) 98.2% of our capital gain net income (i.e., the excess, if any, of our capital gains over capital losses), adjusted for certain ordinary losses, generally for the one-year period ending on October 31 of the calendar year plus (3) any net ordinary income or capital gain net income for the preceding years that was not distributed during such years on which we did not incur any corporate income tax, or the “Excise Tax Avoidance Requirement”.

While we intend to make sufficient distributions each taxable year to avoid incurring any material U.S. federal excise tax on our earnings, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we generally will be liable for the excise tax only on the amount by which we do not meet the Excise Tax Avoidance Requirement. Under certain circumstances, however, we may, in our sole discretion, determine that it is in our best interests to retain a portion of our income or capital gains rather than distribute such amount as dividends and accordingly cause us to bear the excise tax burden associated therewith.

We may invest in partnerships which may result in our being subject to additional state, local or foreign income, franchise or other tax liabilities. In addition, some of the income and fees that we may recognize will not satisfy the 90% Income Test. In order to mitigate the risk that such income and fees would disqualify us as a RIC as a result of a failure to satisfy the 90% Income Test, we may recognize such income and fees indirectly through a taxable subsidiary, which is classified as a corporation for U.S. federal income tax purposes. Such taxable subsidiary generally will be subject to corporate income taxes on its earnings, which ultimately will reduce our return on such income and fees.

If we qualify as a RIC, and satisfy the Annual Distribution Requirement, then we will not be subject to federal income tax on the portion of our investment company taxable income and net capital gains, determined without regard to any deduction for dividends paid, we distribute (or are deemed to have distributed) as dividends for U.S. federal income tax purposes to shareholders. Additionally, upon satisfying these requirements, we will be subject to U.S. federal income tax at the regular corporate rates on any investment company taxable income or net capital gains determined without regard to any deduction for dividends paid, that is not distributed (or deemed to have been distributed) as dividends for U.S. federal income tax purposes to our shareholders.

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold a debt instrument that is treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each taxable year a portion of the OID that accrues over the life of the debt instrument, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income in the taxable year of accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

We invest in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless debt instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt instruments in a bankruptcy or workout context are taxable. We will address these and other issues to the extent necessary in order to continue to maintain our qualification to be subject to tax as a RIC.

In order to enable us to make distributions to shareholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement we may need to liquidate or sell some of our assets at times or at prices that are not advantageous, raise additional equity or debt capital, take out loans, forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Even if we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while our debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax on undistributed income.

A portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring could, depending on the specific terms of the restructuring, cause us to recognize taxable income without a corresponding receipt of cash, which could affect our ability to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, or result in unusable capital losses and future non-cash income. Any such restructuring could also result in our receiving assets that give rise to non-qualifying gross income for purposes of the 90% Income Test.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (b) convert long-term capital gain (currently taxed at lower rates for non-corporate taxpayers) into higher taxed short-term capital gain or ordinary income, (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (d) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (e) adversely alter the characterization of certain complex financial transactions, (f) treat dividends that would otherwise constitute qualified dividend income as non- qualified dividend income, (g) cause us to recognize income or gain without receipt of a corresponding cash payment, and (h) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that we will be eligible for any such tax elections or that any elections we make will fully mitigate the effects of these provisions.

Gain or loss realized by us from equity securities and warrants acquired by us as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held the particular equity security or warrant.

We are authorized to borrow funds and to sell assets in order to satisfy our Annual Distribution Requirement or Excise Tax Avoidance Requirement. However, under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt instruments and other senior securities are outstanding unless certain asset coverage requirements are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

We may distribute Shares as a dividend of our taxable income and a shareholder could receive a portion of such distributions declared and distributed by us in Shares with the remaining amount in cash. A shareholder will be considered to have recognized dividend income generally equal to the fair market value of the Shares paid by us plus cash received with respect to such dividend. The total dividend declared and distributed by us generally would be taxable income to a shareholder even though only a small portion of the dividend was paid in cash, in which case the shareholder may be required to pay or incur tax with respect to such dividend in excess of any cash received. We have not yet elected to distribute Shares as a dividend but reserve the right to do so.

Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Shareholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us. If we acquire shares in a passive foreign investment company, or “PFIC,” we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or gain from the disposition of, such shares, even if such income is distributed as a taxable dividend by us to our shareholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. Furthermore, if we hold shares in a PFIC and elect to treat the PFIC as a qualified electing fund, or “QEF,” under the Code, in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we may elect to mark-to-market at the end of each taxable year our shares in such PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Our ability to make either election will depend on factors beyond our control, and we are subject to restrictions that may limit the availability or benefit of these elections. Under either election, we may be required to recognize in any year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC shares during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Avoidance Requirement.

If we are deemed to own ten percent (10%) or more (by vote or value) of the shares of a non-U.S. corporation that qualifies as a “controlled foreign corporation,” or “CFC,” for U.S. federal income tax purposes, we would be required to include in income the amount of the CFC’s “Subpart F income” to which it would have been entitled had the CFC currently distributed all of its earnings. Additionally, all or any part of any gain resulting from the sale or exchange of shares of the CFC could be treated as a dividend. For this purpose, a non-U.S. corporation is generally considered a CFC if more than 50% of the corporation’s shares (by vote or value) is owned, directly or indirectly or through application of certain constructive ownership rules, by U.S. persons who each own, directly or indirectly or constructively, 10% or more (by vote or value) of the non-U.S. corporation’s shares, or a “U.S. Shareholder.” If we are treated as receiving a deemed inclusion of income from a CFC, we would be required to include such distribution in our investment company taxable income regardless of whether we receive any distributions from such CFC, and we would be required to include such deemed inclusion of income in determining our satisfaction of the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

The PFIC rules would not apply to us with respect to any investment for any period during which the CFC rules were applicable to such investment. Furthermore, in determining the amount of any deemed inclusion of income from any CFC, we are required to include in gross income each taxable year our share of any “global intangible low-taxed income,” or “GILTI.” Rules relating to GILTI and CFCs are complex. As such, shareholders should consult their own tax advisors about the applicability and U.S. federal income tax consequences of the CFC rules to their investment in our Shares, including the potential impact of rules governing the inclusion of Subpart F income and the related GILTI rules.

Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities may be treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss. Some of the income and fees that we recognize, may not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income or fees through one or more entities treated as U.S. corporations for U.S. federal income tax purposes. While we expect that recognizing such income through such corporations will assist us in satisfying the 90% Income Test, no assurance can be given that this structure will be respected for U.S. federal income tax purposes, which could result in such income not being counted towards satisfying the 90% Income Test. If the amount of such income were too great and we were otherwise unable to mitigate this effect, it could result in our disqualification as a RIC. If, as we expect, the structure is respected, such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield on such income and fees.

We are limited in our ability to deduct expenses in excess of our investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we will have a net operating loss for that year. However, we are not permitted to carry forward our net operating losses to subsequent years, so these net operating losses generally will not pass through to our shareholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. As a RIC, we may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset our investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, our deduction of net business interest expense is generally limited to 30% of our “adjusted taxable income” plus “floor plan financing interest expense.”

Failure to Qualify as a RIC

If we fail to satisfy the Annual Distribution Requirement or fail to qualify as a RIC in any taxable year, unless certain cure provisions of the Code apply, we will be subject to tax in that taxable year on all of our taxable income at regular corporate tax rates, regardless of whether we make any dividend distributions to our shareholders. In that case, all of our income will be subject to corporate-level U.S. federal income tax, reducing the amount available to be distributed to our shareholders. In contrast, assuming we qualify as a RIC, our corporate-level U.S. federal income tax should be substantially reduced or eliminated. See “Election to be Taxed as a RIC” above for more information.

If we are unable to maintain our status as a RIC, we also would not be able to deduct distributions to shareholders, nor would distributions be required to be made. Distributions would generally be taxable as dividends to our shareholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, U.S. non-corporate shareholders generally would be eligible to treat such dividends as “qualified dividend income,” which generally would be subject to reduced rates of U.S. federal income tax, and dividends paid by us to certain U.S. corporate shareholders would be eligible for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis in our Shares, and any remaining distributions would be treated as a capital gain. Moreover, if we fail to qualify as a RIC in any taxable year, to qualify again to be treated as a RIC for U.S. federal income tax purposes in a subsequent taxable year, we would be required to distribute our earnings and profits attributable to any of our non-RIC taxable years as dividends to our shareholders. In addition, if we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent taxable year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five taxable years.

Taxation of U.S. Shareholders

Distributions by us, including distributions in the form of additional Shares pursuant to the DRIP (as defined below) or where shareholders can elect to receive cash or Shares, generally are taxable to U.S. shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. We may pay a large portion of any distribution qualifying as a dividend for U.S. federal income tax purposes in our Shares. The IRS has published guidance for publicly offered RICs stating that as long as at least 20% of the dividends are paid in cash and if certain other requirements are met, shareholders will be subject to tax on 100% of such dividends in the same manner as a cash dividend, even though most of the dividends were paid in Shares.

It is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to qualified dividends or the dividends received deduction available to corporations under the Code.

Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short- term capital losses) properly designated by us as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gains at a reduced rate in the case of individuals, trusts or estates, regardless of the U.S. shareholder’s holding period in such Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of our earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. shareholder.

Distributions out of our current and accumulated earnings and profits will not be eligible for the 20% pass through deduction under Section 199A of the Code.

Certain distributions reported by us as Section 163(j) interest dividends may be treated as interest income by U.S. shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by U.S. shareholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

Although we currently intend to distribute any long-term capital gains as capital gain dividends at least annually, we may in the future decide to retain some or all of our long-term capital gains, but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will be subject to tax on the retained amount, each U.S. shareholder will be required to include his, her or its share of the deemed distribution of net capital gains in income as if it had been actually distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution of net capital gains net of such tax will be added to the U.S. shareholder’s tax basis for his, her or its Shares. Since we expect to be subject to tax on any retained capital gains at our regular corporate tax rates, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual shareholders will be treated as having paid and for which they will receive a credit generally will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for U.S. federal income tax. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to use the deemed distribution approach, we must provide written notice to our shareholders. We cannot treat any of our investment company taxable income as a “deemed distribution.”

Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (i) Shares and our preferred shares (if any) collectively being held by at least 500 persons at all times during a taxable year, (ii) our Shares being continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (iii) Shares being treated as regularly traded on an established securities market for any taxable year, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (a) our earnings will be computed without taking into account such U.S. shareholders’ allocable shares of the management and incentive fees paid to our investment adviser and certain of our other expenses, (b) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder’s allocable share of these fees and expenses for such taxable year, (c) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder’s allocable share of these fees and expenses for the calendar year and (d) each such U.S. shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain distributions paid for that year, we may, under certain circumstances, elect to treat a distribution that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the distribution in the taxable year in which the distribution is made. However, any distribution declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. shareholders on December 31 of the calendar year in which the distribution was declared.

If an investor purchases Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it represents a return of his, her or its investment.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue preferred stock, we intend each year to allocate capital gain dividends, if any, between our Shares and shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

A shareholder generally will recognize taxable gain or loss if the shareholder sells or otherwise disposes of his, her or its Shares. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the shareholder has held his, her or its Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain distributions received or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of dividends or other distributions or otherwise) within 30 days before or after the disposition.

In general, individual U.S. shareholders currently are subject to a maximum U.S. federal income tax rate of 20% (depending on whether the shareholder’s income exceeds certain threshold amounts) on their net capital gain, i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum rate of 21%, and this rate also applies to ordinary income. Non-corporate shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate shareholders generally may not deduct any net capital losses for a year, but may carryback such losses for three taxable years or carry forward such losses for five taxable years.

A 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our Shares) of U.S. individuals and on the undistributed net investment income of certain estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to either our Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year, such shareholder must file with the IRS a disclosure statement on an IRS Form 8886. Direct U.S. Shareholders of certain “portfolio securities” in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these U.S. Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

We (or if a U.S. Shareholder holds our Shares through an intermediary, such intermediary) will provide information to our U.S. shareholders, as promptly as possible after the end of each calendar year, detailing, on a per share and per distribution basis, the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for the preferential rate). Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

A U.S. shareholder (other than an “exempt recipient,” including a “C” corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to U.S. federal income tax withholding (“backup withholding”) at the applicable rate from all taxable distributions to any U.S. shareholder (1) who fails to furnish a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding, or (2) with respect to whom the IRS notifies a withholding agent that such shareholder has failed to properly report certain interest and distribution income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability and may entitle such shareholder to a refund, provided that proper information is timely provided to the IRS.

Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder should not be subject to U.S. federal income taxation solely as a result of such shareholder’s direct or indirect ownership of our Shares and receipt of distributions with respect to such Shares (regardless of whether we incur indebtedness). Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and distributions we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Shareholders

Whether an investment in the Shares is appropriate for a non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the Shares by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisers before investing in our Shares.

Subject to the discussions below, distributions of our “investment company taxable income” to non-U.S. shareholders (including interest income and net short-term capital gain), whether paid in cash or in additional Shares pursuant to the DRIP, are generally expected to be subject to withholding of U.S. federal taxes at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. shareholder, we will not be required to withhold U.S. federal tax if the non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors. Backup withholding will not be applied to payments that have been subject to the 30% (or lower applicable treaty rate) withholding tax described in this paragraph.

In addition, with respect to certain distributions made by RICs to non-U.S. Shareholders, no withholding is required and the distributions generally are not subject to U.S. federal income tax if (i) the distributions are properly designated in a notice timely delivered to our shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Nevertheless, it should be noted that in the case of Shares held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we designated the payment as an interest-related dividend or as a short-term capital gain dividend. Moreover, depending on the circumstances, we may designate all, some or none of our potentially eligible dividends as ineligible for this exemption from withholding.

Actual or deemed distributions of our net long-term capital gains to a non-U.S. shareholder, and gains realized by a non-U.S. shareholder upon the sale of our Shares, will not be subject to federal withholding tax and generally will not be subject to federal income tax unless, (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States or (ii) in the case of an individual shareholder, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the distributions or gains and certain other conditions are met.

We are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends (whether paid in cash or in additional Shares pursuant to the DRIP) made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the withholding agents to enable the withholding agents to determine whether withholding is required. A non-U.S. shareholder may be exempt from the withholding described in this paragraph under an applicable intergovernmental agreement between the U.S. and a foreign government, provided that the non-U.S. shareholder and the applicable foreign government comply with the terms of such agreement.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. shareholder will be entitled to claim a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. shareholder would be required to obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of our Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in our Shares may not be appropriate for a non-U.S. shareholder.

We have the ability to declare and pay a large portion of any distribution qualifying as a dividend for U.S. federal income tax purposes in our Shares. Generally, were we to declare such a distribution, each non-U.S.

shareholder generally would be treated as having received a taxable distribution (including for purposes of the application of the withholding tax rules discussed above) on the date the distribution is received in an amount equal to the cash that such non-U.S. shareholder would have received if the entire distribution had been paid in cash, even if such non-U.S. shareholder received all or most of the distribution in our Shares. In such a circumstance, all or substantially all of the cash that would otherwise be distributed to a non-U.S. shareholder may be withheld or our Shares may be withheld and sold to fund the applicable withholding.

A non-U.S. shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of federal income tax, may be subject to information reporting and backup tax withholding of federal income tax on distributions unless the non-U.S. shareholder provides us or the distribution paying agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8, or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

Non-U.S. shareholders may also be subject to U.S. estate tax with respect to their investment in our Shares.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Company. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Company.

Change in Tax Laws

Each prospective investor should be aware that tax laws and regulations are changing on an ongoing basis, and such laws and/or regulations may be changed with retroactive effect. Moreover, the interpretation and/or application of tax laws and regulations by certain tax authorities may not be clear, consistent or transparent. Uncertainty in the tax law may require the Company to accrue potential tax liabilities even in situations in which the Company and/or shareholders do not expect to be ultimately subject to such tax liabilities. In that regard, accounting standards and/or related tax reporting obligations may change, giving rise to additional accrual and/or other obligations.

Developments in the tax laws could have a material effect on the tax consequences to shareholder, to the Company, and/or the Company’s direct and indirect subsidiaries, and shareholders may be required to provide certain additional information to the Company (which may be provided to the IRS or other taxing authorities) and may be subject to other adverse consequences as a result of such change in tax laws. In the event of any such change in tax law, each shareholder is urged to consult its own advisors.

Certain ERISA Considerations

ERISA imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, and entities whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Code also prohibit certain transactions involving the assets of an ERISA Plan and of other plans that are subject to Section 4975 of the Code, such as individual retirement accounts and “Keogh” plans (together with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction could be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Each Plan that acquires Shares is responsible for determining the extent, if any, to which the purchase and holding of Shares will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and otherwise for determining compliance with ERISA and Section 4975 of the Code.

The Plan Assets Regulation specifies when the assets of an entity are to be treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, subject to certain exceptions, if a “benefit plan investor” as such term is defined for purposes of the Plan Assets Regulation (“Benefit Plan Investor”), acquires an “equity interest” (such as the Shares) in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the assets of the Benefit Plan Investor generally include not only such equity interest, but also an undivided interest in each of the underlying assets of such entity, unless it is established that (a) equity participation in the entity by Benefit Plan Investors is less than 25% of the total value of each class of equity interest in the entity within the meaning of the Plan Assets Regulation or (b) the entity is an “operating company,” as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, the term “Benefit Plan Investor” is defined to include (i) an “employee benefit plan” as defined in ERISA and subject to Part 4 of Subtitle B of Title I of ERISA, (ii) any “plan” as defined in and subject to Section 4975 of the Code and (iii) any entity whose underlying assets include plan assets by reason of investment in the entity by other Benefit Plan Investors. Benefit Plan Investors also include the general account of an insurance company whose assets could, under certain circumstances, be treated as “plan assets.” Under the Plan Assets Regulation, any equity interests held by a person having discretionary authority or control over the assets of the entity or providing investment advice for a fee with respect to such assets or any affiliate of such person, other than interests held by such person through a Benefit Plan Investor (each, a “Controlling Person”), will be disregarded in determining compliance with the 25% limitation.

The definition of an “operating company” in the Plan Assets Regulation includes, among other things, a VCOC. Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Assets Regulation), and on at least one day within each “annual valuation period” of the entity, that at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies,” as defined in the Plan Assets Regulation) in which such entity has direct contractual rights to substantially participate in, or substantially influence the conduct of, the management of the operating company. In addition, to qualify as a VCOC, such entity must, in the ordinary course of its business, actually exercise its management rights with respect to at least one of the operating companies in which it invests. The term “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the first anniversary of the entity’s initial valuation date. The Plan Assets Regulation does not provide specific guidance regarding what rights will qualify as management rights, and U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

The Plan Assets Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. For these purposes, a security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors that are independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. In addition, the Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulation further provides that, when a security is part of an offering in which the minimum investment is $10,000 or less certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation.

In order to attempt to avoid our assets being treated as “plan assets” for purposes of ERISA and Section 4975 of the Code during any time during which the Shares are not a “publicly-offered security” for purposes of the Plan Assets Regulation, we either intend to (a) limit investment in the Company so that, at all such times, less than 25% of the Shares (as determined for purposes of the Plan Assets Regulation) are held by Benefit Plan Investors based on assurances provided by investors or their transferees or (b) endeavor that the Company qualify as a VCOC. Initial or additional investments by Benefit Plan Investors could be restricted, and existing Benefit Plan Investors could be required to redeem Shares in our attempt to avoid our assets being treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. Any such restrictions or mandatory redemptions will be effected in such manner as our Board, in its discretion, determines to be reasonable and appropriate under the circumstances.

Prior to accepting any investments from any investor, each investor will be required to make certain representations to us as set forth in its Subscription Agreement with respect to ERISA matters, including whether the investor is, or is not and will not be, a Benefit Plan Investor or Controlling Person.

The foregoing discussion is general in nature and does not purport to address every issue under ERISA or Section 4975 of the Code that could be applicable to the Company or a particular investor. In addition, this summary does not include a discussion of any laws that could apply to employee benefit plans that are not subject to ERISA or Section 4975 of the Code. Such plans (and entities in which they invest, as applicable) should consult their own professional advisors about any laws applicable thereto.

THE SALE OF COMMON SHARES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY US THAT AN INVESTMENT IN THE SHARES MEETS APPLICABLE LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PLAN IN PARTICULAR. PRIOR TO PURCHASING COMMON SHARES, FIDUCIARIES OF PLANS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL CONCERNING THE IMPLICATIONS UNDER ERISA, SECTION 4975 OF THE CODE OR OTHER APPLICABLE LAW OF AN INVESTMENT IN THE COMPANY.

ITEM 1A. RISK FACTORS.

Investing in our Shares involves a number of significant risks. Before you invest in our Shares, you should be aware of various risks, including those described below. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us could also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value could decline, and you could lose all or part of your investment. The risk factors described below are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.

Risks Relating to this Offering

There are restrictions on your ability to transfer the Shares in excess of the restrictions typically associated with a private placement of securities, and these additional restrictions further limit the liquidity of your investment.

The Shares will not be registered under the Securities Act, nor any other securities laws, and Shares will not be readily transferable. As such, absent an effective registration statement covering the Shares sold hereunder, such Shares may be resold only in transactions that are exempt from the registration requirements of the Securities Act. The Shares sold hereunder will have limited transferability and require the consent of the Company, which can be withheld in the Company’s sole discretion, to any transfer. Although the Company, in its discretion, can permit a transfer of Shares or, if authorized by the Board, repurchase Shares, an investor generally will have no right to transfer its Shares.

Investing in our Shares could involve an above average degree of risk.

The investments we make in accordance with our investment objective could result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies involve higher levels of risk, and therefore, an investment in our securities is not suitable for someone with a lower risk tolerance.

There is a risk that shareholders in our Shares will not receive distributions or that our distributions will not grow over time and a portion of our distributions could be a return of capital.

We intend to make distributions on a quarterly basis to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions could be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to our expectation of using leverage to finance investments and the asset coverage test that will be applicable to us under the 1940 Act as a BDC, we could be limited in our ability to make distributions. If we declare a distribution and if more shareholders opt to receive cash distributions rather than participate in our distribution reinvestment plan, we could be forced to sell some of our investments in order to make cash distribution payments. To the extent we make distributions to shareholders that include a return of capital, such portion of the distribution essentially constitutes a return of the shareholder’s investment. Although such return of capital is generally not currently taxable, such distributions would generally decrease a shareholder’s basis in our Shares and could therefore increase such shareholder’s tax liability upon the future sale or other disposition of such Shares. A return of capital distribution could cause a shareholder to recognize a capital gain from the sale of our Shares even if the shareholder sells its Shares for less than the original purchase price.

There is no guarantee of a listing; therefore, there is no guarantee that an investor will be able to exit its investment in the Company by a specific date.

While we may consider providing liquidity in the future through a Listing, we are not be obligated to effect a Listing or other liquidity event at any time or at all. If we do not successfully complete a Listing, investors will not be able to fully exit their investment in the Company until such time as the Company completes its liquidation, which is not required to be complete by any specific date and could be expected to occur over a prolonged period of time.

From time to time, our Board may consider implementing a quarterly share repurchase program to permit shareholders to obtain partial liquidity. If our Board adopts any such share repurchase program, our Board would retain the right to amend, suspend or terminate it at any time, if it deems such action to be in our best interest and the best interest of our shareholders. We intend to conduct any such repurchase offers (also referred to as tender offers) in accordance with the requirements of the 1940 Act and Rule 13e-4 under the Exchange Act. All Shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares

We are subject to risks associated with a listing and we cannot provide any assurance that we will be able to complete a liquidity event on acceptable terms or at all.

We cannot assure you that we will complete a Listing. In addition to the fact that no trading market may develop for our Shares after a Listing, there is a separate and distinct risk that any such secondary market trading in our Shares may not perform as well as other publicly traded funds advised by the Investment Adviser have historically performed.

We will be subject to risks in connection with a sale of all or substantially all of our assets or Shares to, or other liquidity event with, an entity for consideration of cash or securities of the acquirer. Risks of a Listing include the risk that our shareholders experience a reduction in percentage ownership and voting power in any resulting entity and the risk that the anticipated benefits of any merger or liquidity event are not realized by the resulting entity. In addition, a Listing could trigger “change of control” provisions and other restrictions in certain of our contracts, including credit facilities, and the failure to obtain any required consents or waivers from counterparties could permit such counterparties to terminate, or otherwise increase their rights or our obligations under, any such agreements. If such agreements are terminated or amended, we cannot assure you that we would be able to replace, amend or obtain a waiver under any such agreement on acceptable terms, or at all.

If we enter into an agreement to complete a Listing in which our shareholders will receive securities of an acquirer, our shareholders will be subject to risks associated with such securities. Potential acquirers include closed-end investment companies and BDCs, shares of which could be publicly traded and could trade at a discount to net asset value or could be subject to restrictions on transfer because such Shares are not publicly traded. This characteristic of closed-end investment companies and BDCs is separate and distinct from the risk that their net asset value per share could decline. We cannot assure you whether any Shares or other securities to be received by our shareholders in a Listing will be publicly traded and, if so, if such securities will trade at, above or below their net asset value either before or after closing of the Listing. In addition, if we seek to enter into a transaction in which our shareholders receive Shares of a fund that is advised by our Investment Adviser, such transaction will need to comply with the requirements under the 1940 Act governing transactions with affiliates, which could complicate the negotiation and closing of such transaction.

Risks Relating to Our Business and Structure

We are a new company with no operating history.

We were formed in April 24, 2025 and commenced operations as a private fund in September 2025. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective, that we will not qualify or maintain our qualification to be treated as a RIC, and that the value of your investment could decline substantially.

We anticipate that we will use substantially all of the net proceeds of any Drawdown Purchase promptly following the completion of each such Drawdown Purchase, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. Until such appropriate investment opportunities can be found, we will invest the net proceeds of each Drawdown Purchase primarily in cash, cash equivalents, U.S. government securities, high-quality debt investments that mature in one year or less from the date of investment. We can also invest the net proceeds from any Drawdown Purchase in broadly syndicated loans to be held for short term investment purposes until appropriate investment opportunities can be found. We expect these temporary investments to earn yields substantially lower than the income that we expect to receive in respect of investments in senior secured and one-stop loans. As a result, any distributions we make during this period could be substantially smaller than the distributions that we expect to pay when our portfolio is fully invested.

We are subject to risks associated with the current interest rate environment and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

To the extent we borrow money or issue debt securities or Shares to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or Shares and the rate at which we invest these funds. In addition, many of our debt investments and borrowings have floating interest rates that reset on a periodic basis, and many of our investments are subject to interest rate floors. As a result, a change in market interest rates could have a material adverse effect on our net investment income, in particular with respect to increases from current levels to the level of the interest rate floors on certain investments. In periods of rising interest rates, our cost of funds will increase because the interest rates on the amounts borrowed under our credit facilities or other financing arrangements are typically floating, which could reduce our net investment income to the extent any debt investments have fixed interest rates, and the interest rate on investments with an interest rate floor will not increase until interest rates exceed the applicable floor. We can use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques could include various interest rate hedging activities to the extent permitted by the 1940 Act and applicable commodities laws. These activities could limit our ability to participate in the benefits of lower interest rates with respect to the hedged borrowings. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

You should also be aware that a rise in the general level of interest rates typically will lead to higher interest rates applicable to our debt investments, which could result in an increase of the amount of incentive fees payable to the Investment Adviser. In addition, a decline in the prices of the debt we own could adversely affect our net asset value. Also, an increase in interest rates available to investors could make an investment in our Shares less attractive if we are not able to increase our distribution rate, which could reduce the value of our Shares.

We operate in a highly competitive market for investment opportunities.

A number of entities compete with us to make the types of investments that we plan to make in middle-market companies. We will compete with public and private funds, including other BDCs, commercial and investment banks, commercial financing companies, CLO funds and, to the extent they provide an alternative form of financing, private equity funds. Additionally, alternative investment vehicles, such as hedge funds, also invest in middle-market companies. As a result, competition for investment opportunities at middle-market companies can be intense. Many of our potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some competitors will have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act will impose on use once we elect to be regulated as a BDC. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Participants in our industry compete on several factors, including price, flexibility in transaction structuring, customer service, reputation, market knowledge and speed in decision-making. We do not seek to compete primarily based on the interest rates we offer, and we believe that some of our competitors may make loans with interest rates that are lower than the rates we offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss.

Our borrowers may default on their payments, which may have a materially negative effect on our financial performance.

Our primary business exposes us to credit risk, and the quality of our portfolio has a significant impact on our earnings. Credit risk is a component of our fair valuation of our portfolio companies. Negative credit events will lead to a decrease in the fair value of our portfolio companies.

In addition, market conditions have affected consumer confidence levels, which may harm the business of our portfolio companies and result in adverse changes in payment patterns. Increased delinquencies and default rates would negatively impact our results of operations. Deterioration in the credit quality of our portfolio could have a material adverse effect on our business, financial condition and results of operations. If interest rates rise, some of our portfolio companies may not be able to pay the escalating interest on our loans and may default.

We make long-term loans and debt investments, which may involve a high degree of repayment risk. Our investments with a deferred interest feature, such as OID income and PIK interest, could represent a higher credit risk than investments that must pay interest in full in cash on a regular basis. We invest in companies that may have limited financial resources, typically are highly leveraged and may be unable to obtain financing from traditional sources. Accordingly, a general economic downturn or severe tightening in the credit markets could materially impact the ability of our borrowers to repay their loans, which could significantly damage our business. Numerous other factors may affect a borrower’s ability to repay its loan, including the failure to meet its business plan or a downturn in its industry. A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans or foreclosure on the secured assets.

This could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the loans or debt securities that we hold. In addition, our portfolio companies may have, or may be permitted to incur, other debt that ranks senior to or equally with our securities. This means that payments on such senior-ranking securities may have to be made before we receive any payments on our subordinated loans or debt securities. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in any related collateral and may adversely affect our financial condition and results of operations

Any unrealized losses we experience on our investment portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

Once we elect to be regulated as a BDC, we will be required to carry our investments at fair value, which is derived from a market value or, if no market value is ascertainable or if market value does not reflect the fair value of such investment in the bona fide determination of our Board, then we would carry our investments at fair value as determined in good faith by or under the direction of our Board. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation or loss. Unrealized losses of any given portfolio company could be an indication of such company’s inability in the future to meet its repayment obligations to us.

If the fair value of our portfolio companies reflects unrealized losses that are subsequently realized, we could experience reductions of our income available for distribution in future periods that could materially harm our results of operations.

We are dependent upon our Investment Adviser’s key personnel for our future success, and if our Investment Adviser is unable to hire and retain qualified personnel or if our Investment Adviser loses any member of its management team, our ability to achieve our investment objectives could be significantly harmed.

We depend on the diligence, skill and network of business contacts of the senior investment professionals of Investment Adviser for our future success. We also depend, to a significant extent, on the Investment Adviser’s access to the investment information and deal flow generated by these senior investment professionals and any others that may be hired by the Investment Adviser. Subject to the overall supervision of our Board, the managers of our Investment Adviser evaluate, negotiate, structure, close and monitor our investments. Our future success depends on the continued service of management personnel of our Investment Adviser. The departure of managers of the Investment Adviser could have a material adverse effect on our ability to achieve our investment objectives. In addition, we can offer no assurance that the Investment Adviser will remain our Investment Adviser. The Investment Adviser has the right, under the Investment Advisory Management Agreement, to resign at any time upon 60 days’ written notice, whether we have found a replacement or not.

If our Investment Advisory Management Agreement is terminated, our costs under new agreements that we enter into may increase. In addition, we will likely incur significant time and expense in locating alternative parties to provide the services we expect to receive under our Investment Advisory Management Agreement. Any new investment management agreement would also be subject to approval by our shareholders.

We are exposed to risks associated with changes in interest rates that may affect our cost of capital and net investment income.

Since we borrow money to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds will increase and the interest rate on investments with an interest rate floor will not increase until interest rates exceed the applicable floor, which will reduce our net investment income. We may use interest rate risk management techniques, such as total return swaps and interest rate swaps, in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act and applicable commodities laws. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions and we will initially have to purchase or develop such expertise, which may diminish the actual benefits of any hedging strategy we employ.

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments once the interest rate exceeds the applicable floor. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle and may result in a substantial increase of the amount of incentive fees payable to our Investment Adviser with respect to Pre-Incentive Fee Net Investment Income.

General interest rate fluctuations may have a substantial negative impact on our investments, the value of our Shares and our rate of return on invested capital. A reduction in interest rates may result in both lower interest rates on new investments and higher repayments on current investments with higher interest rates, which may have an adverse impact on our net investment income. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates or are subject to interest rate floors, thereby decreasing our net investment income. Also, an increase in interest rates available to investors could make an investment in our Shares less attractive if we are not able to increase our dividend rate, which could reduce the value of our Shares.

If general interest rates rise, there is a risk that the portfolio companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as any increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investment.

Our financial condition and results of operation depend on our ability to manage future growth effectively.

Our ability to achieve our investment objectives depends on our ability to grow, which depends, in turn, on our Investment Adviser’s ability to identify, invest in and monitor companies that meet our investment selection criteria. Accomplishing this result on a cost-effective basis is largely a function of our Investment Adviser’s structuring of the investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. The management team of the Investment Adviser has substantial responsibilities under our Investment Advisory Management Agreement. In order for us to grow, our Investment Adviser will need to hire, train, supervise and manage new employees. However, we can offer no assurance that any current or future employees will contribute effectively to the work of, or remain associated with, the Investment Adviser. We caution you that the principals of our Investment Adviser or Administrator may also be called upon to provide and currently do provide significant managerial assistance to portfolio companies and other investment vehicles, including other BDCs, which are managed by the Investment Adviser. Such demands on their time may distract them or slow our rate of investment. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We are highly dependent on information systems and systems failures could have a material adverse effect on our business, financial condition and results of operations.

Our business depends on the communications and information systems, including financial and accounting systems, of the Investment Adviser, the Administrator and our external service providers. Any failure or interruption of such systems could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Shares.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of SOX, or the subsequent testing by our independent registered public accounting firm (when undertaken, as noted below), may reveal deficiencies in our internal controls over financial reporting that are deemed to be significant deficiencies, material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors and lenders to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Shares.

We may not replicate the historical performance of other investment companies and funds with which our senior and other investment professionals have been or are affiliated.

The 1940 Act imposes numerous constraints on the investment activities of BDCs. For example, BDCs are required to invest at least 70% of their total assets primarily in securities of U.S. private companies or thinly traded public companies (i.e., public companies with a market capitalization of less than $250 million), cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. These constraints may hinder the Investment Adviser’s ability to take advantage of attractive investment opportunities and to achieve our investment objectives. In addition, the investment philosophy and techniques used by the Investment Adviser may differ from those used by other investment companies and funds advised by the Investment Adviser. Accordingly, we can offer no assurance that we will replicate the historical performance of other investment companies and funds with which our senior and other investment professionals have been affiliated, and we caution that our investment returns could be substantially lower than the returns achieved by such other companies.

Any failure on our part to maintain our status as a BDC would reduce our operating flexibility.

If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions under the 1940 Act and correspondingly decrease our operating flexibility, which could have a material adverse effect on our business, financial condition and results of operations.

Tax Risks During the Private Fund Period

The Company’s income, gains, expenses and losses for each taxable year will be allocated to, and includible in, a shareholder’s taxable income whether or not cash or other property is actually distributed in an amount sufficient for the shareholder to pay its income tax liability. Accordingly, each shareholder of the Company should have alternative sources from which to pay its U.S. federal income tax liability, as such income and gain may exceed distributions to such shareholder for a taxable year.

The Company may take positions with respect to certain tax issues that depend on legal conclusions not yet addressed by the courts. Should any such positions be successfully challenged by the IRS, a shareholder might be found to have a different tax liability for that year than that reported on its U.S. federal income tax return, and the Company’s ability to make distributions may be adversely affected.

In addition, absent certain elections by the Company, an audit of the Company could cause adjustments to the Company’s tax items, and any resulting tax liability, to be determined and collected at the Company level and thus borne by its investors in the year in which the audit is completed, rather than the year to which the audit relates. The shareholders (including former shareholders) may be required to indemnify the Company for any taxes (and related interest, penalties or other charges or expenses) payable the Company and attributable to such person’s interests.

The Company will provide IRS Form 1065, Schedule Ks as well as any related state and local partnership information statements (collectively, “Schedule Ks”) to its shareholders as soon as practicable after receipt of all of the necessary information. Schedule Ks will not be available until completion of the Company’s annual audit, and the Company should not be expected to be able to provide final Schedule Ks to shareholders for any given calendar year until after July 15 of the following year. The shareholders should be prepared to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local level.

UBTI. U.S. tax-exempt investors, if any, in the Company should be aware that a portion of the Company’s income may be treated as unrelated business taxable income. U.S. tax-exempt investors in the Company generally will be required to report and pay tax on their share of such unrelated business taxable income. For this reason, the Company may not be a suitable investment vehicle for U.S. tax-exempt investors prior to the Company’s conversion to a RIC. Tax-exempt investors should consult with their own legal and financial advisors regarding the tax and other considerations involved in an investment in the Company.

ECI. Non-U.S. investors should expect that the Company may derive income that is effectively connected with the conduct of a trade or business with the United States.

There are a number of additional considerations associated with an investment in the Company. See “Certain U.S. Federal Income Tax Considerations”.

The foregoing list of certain risk factors does not purport to be a complete explanation of the risks involved in investing in the company. Potential investors should read this entire document, the Company’s amended and restated Declaration of Trust (the “Amended and Restated Declaration of Trust”) and the other fund documents before determining whether to invest in the company and consult with their own financial and tax advisors. Potential investors should also be aware that, if they decide to purchase Shares, they will have no role in the management of the companies and will be required to rely on the expertise of the investment adviser in dealing with the foregoing (and other) risks on a day-to-day basis.

Loss of RIC tax status would substantially reduce our net assets and income available for debt service and distributions.

We intend to operate so as to be able to elect and maintain our election to be treated as a RIC under Subchapter M of the Code. If we meet the 90% Income Test, the Diversification Tests, and the Annual Distribution Requirement, we generally will not be subject to corporate-level U.S. federal income taxation on income we timely distribute, or are deemed to distribute, as dividends for U.S. federal income tax purposes to our shareholders. We would cease to qualify for such tax treatment if we were unable to comply with these requirements. In addition, we may have difficulty meeting our Annual Distribution Requirement to our shareholders because, in certain cases, we may recognize income before or without receiving cash representing such income. If we fail to qualify as a RIC, we will have to pay corporate-level U.S. federal income taxes on all of our income whether or not we distribute it, which would substantially reduce the amount of income available for debt service as well as reduce and/or affect the character and amount of our distributions to our shareholders. Even if we qualify as a RIC, we generally will be subject to a four percent (4%) nondeductible excise tax if we do not distribute to our shareholders in respect of each calendar year an amount at least equal to the Excise Tax Avoidance Requirement.

We are subject to certain restrictions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

We anticipate that, during any time during which the Shares are not a “publicly-offered security” for purposes of the Plan Assets Regulation, we either intend to limit Benefit Plan Investors to less than twenty-five percent (25%) of the value of each class of equity interest in the Company or endeavor that the Company qualify as a VCOC, and therefore we expect that our assets will not be treated as “plan assets” subject to Title I of ERISA or Section 4975 of the Code although there is no assurance that this will be the case. Were our assets to be treated as “plan assets” (that is, if our Shares are not a “publicly-offered security” and another exception under the Plan Assets Regulation is not available to us), we could, among other things, be subject to certain restrictions on our ability to carry out our activities as described herein. Moreover, we can require certain Benefit Plan Investors or other employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code to reduce or terminate their interests in us at such time.

We may have difficulty paying our Annual Distribution Requirement if we recognize income before or without receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to include in income certain amounts that we have not yet received in cash, such as OID and PIK interest, which represents interest added to the loan balance and due at the end of the loan term. OID, which could be significant relative to our overall investment assets, and increases in loan balances as a result of PIK interest will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash, such as amounts attributable to foreign currency transactions. Our investments with a deferred interest feature, such as PIK interest, may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is scheduled to occur upon maturity of the obligation.

The part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash. If a portfolio company defaults on a loan that is structured to provide PIK or OID interest, it is possible that accrued interest previously used in the calculation of the incentive fee will become uncollectible.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty in satisfying the Annual Distribution Requirement, in which case, we may have to sell some of our investments at times or prices we would not consider advantageous, or raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements, which could have a material adverse effect on our business, financial condition and results of operations. If we are not able to obtain cash from other sources, we may lose our ability to be subject to tax as a RIC and thus be subject to corporate-level U.S. federal income tax.

Legislation enacted in 2018 allows us to incur additional leverage.

A BDC has historically been able to issue “senior securities,” including borrowing money from banks or other financial institutions, only in amounts such that its asset coverage, as defined in Section 61(a)(2) of the 1940 Act, equals at least 200% after such incurrence or issuance. In March 2018, the Consolidated Appropriations Act of 2018 was enacted which amended the 1940 Act to decrease this percentage from 200% (i.e., $1 of debt outstanding for each $1 of equity) to 150% (i.e., $2 of debt outstanding for each $1 of equity) for a BDC that has received either shareholder approval or approval of a “required majority” (as defined in Section 57(o) of the 1940 Act) of its Board of the application of such lower asset coverage ratio to the BDC. As such, we are able to incur additional indebtedness so long as we comply with the applicable disclosure requirement, which may increase the risk of investing in us. Under the 150% minimum asset coverage ratio, we are permitted to borrow up to two dollars for investment purposes for every one dollar of investor equity. In other words, Section 61(a)(2) of the 1940 Act permits BDCs to potentially increase their debt-to-equity ratio from a maximum of 1-to-1 to a maximum of 2-to-1.

Because we intend to distribute substantially all of our income to our shareholders to maintain our ability to be subject to tax as a RIC, we may need to raise additional capital to finance our growth. If funds are not available to us, we may need to curtail new investments.

After making the BDC election, we intend to distribute to our shareholders substantially all of our investment company taxable income and net capital gains each taxable year in connection with satisfying the requirements to be subject to tax as a RIC for U.S. federal income tax purposes. However, we may retain all or a portion of our net capital gains and incur applicable income taxes with respect thereto and elect to treat such retained net capital gains as deemed dividend distributions to our shareholders.

If we incur additional indebtedness under this provision, the risk of investing in us will increase. If the value of our assets declines, we may be unable to satisfy this asset coverage test. If that happens, we may be required to sell a portion of our investments or sell additional Shares and, depending on the nature of our leverage, to repay a portion of our indebtedness at a time when such sales and repayments may be disadvantageous. In addition, the issuance of additional securities could dilute the percentage ownership of our current shareholders in us.

Regulations governing our operation as a BDC will affect our ability to, and the way in which we, raise additional capital.

Our business requires a substantial amount of capital. We may acquire additional capital from the issuance of additional senior securities or other indebtedness, the issuance of additional Shares, the issuance of warrants or subscription rights to purchase certain of our securities, or from securitization transactions. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities or preferred securities, which we refer to collectively as “senior securities,” and we may borrow money from banks, or other financial institutions, up to the maximum amount permitted by the 1940 Act. Under the 1940 Act, the asset coverage ratio requirements permit us to issue senior securities or incur indebtedness subject to certain limitations. Our ability to pay distributions or issue additional senior securities would be restricted if our asset coverage ratio was not met. If the value of our assets declines, we may be unable to satisfy the asset coverage ratio. If that happens, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales may be disadvantageous, which could materially harm our business, financial condition and results of operations.

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Senior Securities. If we issue senior securities, we may become subject to typical risks associated with leverage, including an increased risk of loss. If we issue preferred securities, they would rank “senior” to Shares in our capital structure. Shareholders would have separate voting rights and may have rights, preferences or privileges more favorable than those of holders of our Shares. Furthermore, the issuance of preferred securities could have the adverse effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our shareholders or otherwise be in your best interest. Our senior securities may include conversion features that cause them to bear risks more closely associated with an investment in our Shares.

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Additional Shares. Our Board may decide to issue Shares to finance our operations rather than issuing debt or other senior securities. Once we elect to be regulated as a BDC, we will generally not be able to issue our Shares at a price below NAV per share without first obtaining certain approvals from our shareholders and our Board. Also, subject to the requirements of the 1940 Act, we may issue rights to acquire our Shares at a price below the current NAV per share of the Shares if our Board determines that such sale is in our best interests and the best interests of our shareholders. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the market value of such securities. However, when required to be undertaken, the procedures used by the Board to determine the NAV per share of our Shares within 48 hours of each offering of our Shares may differ materially from and will necessarily be more abbreviated than the procedures used by the Board to determine the NAV per share of our Shares at the end of each quarter because there is an extensive process each quarter to determine the NAV per share of our Shares which cannot be completed in 48 hours. The quarterly process includes preliminary valuation conclusions, engagement of independent valuation firms and review by those firms of preliminary valuation conclusions. By contrast, the procedures in connection with an offering may yield a NAV that is less precise than the NAV determined at the end of each quarter. We will not offer transferable subscription rights to our shareholders at a price equivalent to less than the then current NAV per share of Shares, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the Shares to be purchased in connection with such rights represents no more than one-third of our outstanding Shares at the time such rights are issued. We may actually issue Shares above or below a future NAV. If we raise additional funds by issuing more Shares or warrants or senior securities convertible into, or exchangeable for, our Shares, the percentage ownership of our shareholders at that time would decrease, and our shareholders would experience voting dilution.

We intend to use borrowed funds to make investments and are exposed to the typical risks associated with leverage.

Because we intend to borrow funds to make investments, we are exposed to increased risk of loss due to our use of debt to make investments. A decrease in the value of our investments will have a greater negative impact on the NAV attributable to our Shares than it would if we did not use debt. Our ability to pay distributions may be restricted when our asset coverage ratio is not met and any cash that we use to service our indebtedness is not available for distribution to our shareholders. Our future debt may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. We, and indirectly our shareholders, will bear the cost of issuing and servicing debt Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Shares and may also carry leverage related risks. Leverage magnifies the potential risks for loss and the risks of investing in us, both as detailed below.

If we incur debt, it could increase the risk of investing in our Shares.

We expect in the future to borrow under various credit arrangements, subject to market availability. The amount of leverage that we employ will depend upon our assessment of the market and other factors at the time of any proposed borrowing. Lenders will have fixed dollar claims on our assets that are superior to the claims of our shareholders or shareholders, if any. In the case of a liquidation event, those lenders would receive proceeds before our shareholders. Any future debt issuance will increase our leverage. In addition, borrowings or debt issuances, also known as leverage, magnify the potential for loss or gain on amounts invested and, therefore, increase the risks associated with investing in our securities. Leverage is generally considered a speculative investment technique. If the value of our assets decreases, then the use of leverage would cause the NAV attributable to our Shares to decline more than it otherwise would have had we not utilized leverage. Similarly, any decrease in our revenue would cause our net income to decline more than it would have had we not borrowed funds and could negatively affect our ability to make distributions on our Shares. Our ability to service any debt that we incur depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures.

We may in the future determine to fund a portion of our investments with preferred shares, which is another form of leverage and would magnify the potential for loss and the risks of investing in us.

Preferred shares, which is another form of leverage, has the same risks to our common shareholders as borrowings because the distributions on any Shares we issue must be cumulative. If we issue preferred securities they would rank “senior” to Shares in our capital structure. Payment of distributions on, and repayment of the liquidation preference of, such preferred shares would typically take preference over any distributions or other payments to our common shareholders. Also, preferred shareholders are not typically subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference. Furthermore, preferred shareholders would have separate voting rights and may have rights, preferences or privileges more favorable than those of our common shareholders. Also, the issuance of preferred securities could have the adverse effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our shareholders or otherwise be in the best interest of shareholders.

We may in the future determine to fund a portion of our investments with debt securities, which would magnify the potential for loss and the risks of investing in us.

As a result of any issuance of debt securities and borrowings, we will be exposed to typical risks associated with leverage, including an increased risk of loss and an increase in expenses, which are ultimately borne by our shareholders. Payment of interest on such debt securities must take preference over any other distributions or other payments to our shareholders. If we issue additional debt securities in the future, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. In addition, such securities may be rated by rating agencies, and in obtaining a rating for such securities, we may be required to abide by operating and investment guidelines that could further restrict our operating flexibility. Furthermore, any cash that we use to service our indebtedness would not be available for the payment of distributions to our shareholders.

Our credit ratings may not reflect all risks of an investment in our debt securities.

Our credit ratings, if any, are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of any publicly issued debt securities. Our credit ratings may not reflect the potential impact of risks related to market conditions or other factors discussed above on the market value of, or trading market for, any publicly issued debt securities. Rating agencies have reviewed, and may continue to review. Such a downgrade in our credit ratings may adversely affect our securities.

There are significant potential conflicts of interest which could impact our investment returns.

The professionals of the Investment Adviser and Administrator may serve as officers, trustees or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by affiliates of us that currently exist or may be formed in the future. The Investment Adviser and Administrator may be engaged by such funds at any time and without the prior approval of our shareholders or our Board. Our Board monitors any potential conflict that may arise upon such a development. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our shareholders. Currently, the executive officers and trustees, as well as the current senior investment professionals of the Investment Adviser, may serve as officers and trustees of our affiliated funds. In addition, we note that any affiliated investment vehicles currently formed or formed in the future and managed by the Investment Adviser or its affiliates may have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. As a result, the Investment Adviser may face conflicts in allocating investment opportunities between us and such other entities. Although the Investment Adviser will endeavor to allocate investment opportunities in a fair and equitable manner, it is possible that, in the future, we may not be given the opportunity to participate in investments made by investment funds managed by the Investment Adviser or an investment manager affiliated with the Investment Adviser. In any such case, when the Investment Adviser identifies an investment, it is forced to choose which investment fund should make the investment. We may co-invest on a concurrent basis with any other affiliates that the Investment Adviser currently has or forms in the future, subject to compliance with applicable regulations and regulatory guidance, our exemptive relief and our allocation procedures.

In the ordinary course of our investing activities, we pay investment advisory and incentive fees to the Investment Adviser, and reimburse the Investment Adviser for certain expenses it incurs. As a result, investors in our Shares invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than an investor might achieve through direct investments. Accordingly, there may be times when the management team of the Investment Adviser has interests that differ from those of our shareholders, giving rise to a conflict. For example, the Investment Adviser may seek to invest in more speculative investments in order to increase its incentive fee, which practice could result in higher investment losses, particularly during economic downturns.

We intend to enter into the Trademark License Agreement with Investment Adviser pursuant to which Investment Adviser will grant us a royalty-free non-exclusive license to use the name “PennantPark.” The License Trademark Agreement will expire (i) upon expiration or termination of the Investment Advisory Management Agreement, (ii) if Investment Adviser or an affiliate of Investment Adviser (including PPIFA) ceases to serve as our investment adviser, (iii) by either party upon 60 days’ written notice or (iv) by the Investment Adviser at any time in the event we assign or attempt to assign or sublicense the Trademark License Agreement or any of our rights or duties thereunder without the prior written consent of the Investment Adviser. Other than with respect to this limited license, we have no legal right to the “PennantPark” name.

In addition, we pay PennantPark Investment Administration, an affiliate of the Investment Adviser, our allocable portion of overhead and other expenses incurred by PennantPark Investment Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the cost of our Chief Financial Officer, Corporate Counsel and Chief Compliance Officer and their respective staffs. These arrangements may create conflicts of interest that our Board must monitor.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in, and the timing of the recognition of, realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. Similarly, future increases in the fair value of our debt may have a corresponding decrease to our NAV. This is expected to mitigate volatility in our earnings and NAV. As a result, results for any period should not be relied upon as being indicative of future performance.

We may in the future issue securities for which there is no public market and for which we expect no public market to develop.

In order to raise additional capital, we may issue debt or other securities for which no public market exists, and for which no public market is expected to develop. To the extent we issue securities for which no public market exists and for which no public market develops, a purchaser of such securities may not be able to liquidate the investment without considerable delay, if at all. If a market should develop for our debt and other securities, the price may be highly volatile, and our debt and other securities may lose value.

If we issue preferred stock, debt securities or convertible debt securities the NAV and market value of our Shares may become more volatile.

We cannot assure you that the issuance of preferred stock and/or debt securities would result in a higher yield or return to the holders of our Shares. The issuance of preferred stock, debt securities and/or convertible debt would likely cause the NAV and market value of our Shares to become more volatile. If the dividend rate on the preferred stock, or the interest rate on the debt securities, were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of our Shares would be reduced or entirely eliminated. If the dividend rate on the preferred stock, or the interest rate on the debt securities, were to exceed the net rate of return on our portfolio, the use of leverage would result in a lower rate of return to the holders of Shares than if we had not issued the preferred stock or debt securities. Any decline in the NAV of our investment would be borne entirely by the holders of our Shares. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of our Shares than if we were not leveraged through the issuance of preferred stock, debt securities or convertible debt. This decline in NAV would also tend to cause a greater decline in the market price for our Shares.

There is also a risk that, in the event of a sharp decline in the value of our net assets, we would be in danger of failing to maintain required asset coverage ratios or other covenants which may be required by the preferred stock, debt securities and/or convertible debt or risk a downgrade in the ratings of the preferred stock, debt securities and/or convertible debt or our current investment income might not be sufficient to meet the dividend requirements on the preferred stock or the interest payments on the debt securities. In order to counteract such an event, we might need to liquidate investments in order to fund redemption of some or all of the preferred stock, debt securities or convertible debt. In addition, we would pay (and the holders of our Shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock, debt securities, convertible debt or any combination of these securities. Holders of preferred stock, debt securities, convertible debt or any combination of these securities may have different interests than holders of Shares and may at times have disproportionate influence over our business.

The trading market or market value of any publicly issued debt or convertible debt securities may be volatile.

If we publicly issue debt or convertible debt securities, they initially will not have an established trading market. We cannot assure investors that a trading market for our publicly issued debt or convertible debt securities would develop or be maintained if developed. In addition to our creditworthiness, many factors may have a material adverse effect on the trading market for, and market value of, our publicly issued debt or convertible debt securities. These factors include the following:

•	the time remaining to the maturity of these debt securities;

•	the outstanding principal amount of debt securities with terms identical or similar to these debt securities;

•	the supply of debt securities trading in the secondary market, if any;

•	the redemption, repayment or convertible features, if any, of these debt securities;

•	the level, direction and volatility of market interest rates; and

•	market rates of interest higher or lower than rates borne by the debt securities.

There also may be a limited number of buyers for our debt securities. This too may have a material adverse effect on the market value of the debt securities or the trading market for the debt securities. Our debt securities may include convertible features that cause them to more closely bear risks associated with an investment in our Shares.

Terms relating to debt redemption may have a material adverse effect on the return on any debt securities.

If we issue debt securities that are redeemable at our option, we may choose to redeem the debt securities at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In addition, if the debt securities are subject to mandatory redemption, we may be required to redeem the debt securities at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In this circumstance, a holder of our debt securities may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the debt securities being redeemed.

If we issue subscription rights or warrants for our Shares, your interest in us may be diluted as a result of such rights or warrants offering.

Shareholders who do not fully exercise rights or warrants issued to them in an offering of subscription rights or warrants to purchase our Shares should expect that they will, at the completion of an offering, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights or warrants. We cannot state precisely the amount of any such dilution in Share ownership because we do not know what proportion of the Shares would be purchased as a result of any such offering.

In addition, if the subscription price or warrant exercise price is less than our NAV per share at the time of an offering, then our shareholders would experience an immediate dilution of the aggregate NAV of their Shares as a result of the offering. The amount of any such decrease in NAV is not predictable because it is not known at this time what the subscription price, warrant exercise price or NAV per share will be on the expiration date of such rights offering or what proportion of our Shares will be purchased as a result of any such offering.

Changes in laws or regulations governing our operations or those of our portfolio companies may adversely affect our business.

We and our portfolio companies are subject to laws and regulations at the U.S. federal, state and local levels and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, may change from time to time, and new laws, regulations and interpretations may come into effect. Accordingly, any change in law and regulations, changes in administration or control of U.S. Congress, changes in interpretations, or newly enacted laws or regulations could have a material adverse effect on our business or the business of our portfolio companies.

Over the past several years, there also has been increasing regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector may be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank lending could be materially adverse to our business, financial conditions and results of operation. We may experience fluctuations in our quarterly results.

The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a material adverse effect on our business, financial condition and results of operations.

Our Board may change our investment objectives, operating policies and strategies without prior notice or shareholder approval.

Our Board has the authority to modify or waive certain of our operating policies and strategies without prior notice and without shareholder approval (except as required by the 1940 Act). However, absent shareholder approval, under the 1940 Act, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our Shares. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Risks Relating to the Illiquid Nature of Our Portfolio Assets

We expect to invest in illiquid assets, and our valuation procedures with respect to such assets may result in recording values that are materially different than the values we ultimately receive upon disposition of such assets.

All of our investments will be recorded using broker or dealer quotes, if available, or at fair value as determined in good faith by our Board. We expect that most, if not all, of our investments (other than cash and cash equivalents) will be classified as Level 3 under the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). This means that the portfolio valuations will be based on unobservable inputs and our own assumptions about how market participants would price the asset or liability. We expect that inputs into the determination of fair values of our portfolio investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by such a disclaimer materially reduces the reliability of such information. As a result, there will be uncertainty as to the value of our portfolio investments.

Determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. In determining fair value in good faith, we generally obtain financial and other information from portfolio companies, which may represent unaudited, projected or pro forma financial information. Unlike banks, we are not permitted to provide a general reserve for anticipated loan losses; we are instead required by the 1940 Act to specifically fair value each individual investment on a quarterly basis. We record unrealized appreciation if we believe that our investment has appreciated in value. Likewise, we record unrealized depreciation if we believe that our investment has depreciated in value. We adjust quarterly the valuation of our portfolio to reflect our Board’ determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded on our Consolidated Statements of Operations as net change in unrealized appreciation or depreciation.

All of our investments will be recorded at fair value as determined in good faith by our Board. Our Board uses the services of nationally recognized independent valuation firms to aid it in determining the fair value of our investments. The factors that may be considered in fair value pricing of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and cash flows, the markets in which the portfolio company does business, comparison to publicly traded companies and other relevant factors. Because valuations may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the value received in an actual transaction.

Additionally, valuations of private securities and private companies are inherently uncertain. Our NAV could be adversely affected if our determinations regarding the fair value of our investments were materially lower than the values that we ultimately realize upon the disposal of such investments.

The lack of liquidity in our investments may adversely affect our business.

We may acquire our investments directly from the issuer in privately negotiated transactions. Substantially all of these securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. We expect to typically exit our investments when the portfolio company has a liquidity event such as a sale, refinancing, or initial public offering of the company, but we are generally not required to do so.

The illiquidity of our investments may make it difficult or impossible for us to sell such investments if the need arises, particularly at times when the market for illiquid securities is substantially diminished. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we have material non-public information regarding such portfolio company.

Investments purchased by us that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the investments, market events, economic conditions or investor perceptions. Domestic and foreign markets are complex and interrelated, so that events in one sector of the world markets or economy, or in one geographical region, can reverberate and have materially negative consequences for other market, economic or regional sectors in a manner that may not be foreseen and which may materially harm our business.

A general disruption in the credit markets could materially damage our business.

We are susceptible to the risk of significant loss if we are forced to discount the value of our investments in order to provide liquidity to meet our debt maturities. A general disruption in the credit markets could result in diminished demand for our securities. In addition, with respect to over-the-counter traded securities, the continued viability of any over-the-counter secondary market depends on the continued willingness of dealers and other participants to purchase the securities.

If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratio stipulated by the 1940 Act, which could, in turn, cause us to lose our status as a BDC and materially impair our business operations. Our liquidity could be impaired further by an inability to access the capital markets. These situations may arise due to circumstances that we may be unable to control, such as a general disruption in the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or recession or an operational problem that affects our counterparties or us, and could materially damage our business.

We may invest in over-the-counter securities, which have and may continue to face liquidity constraints, to provide us with liquidity.

The market for over-the-counter traded securities has and may continue to experience limited liquidity and other weakness as the viability of any over-the-counter secondary market depends on the continued willingness of dealers and other participants to purchase the securities.

Risks Relating to Our Investments

Our investments in prospective portfolio companies may be risky, and an investor could lose all or part of an investment.

Floating Rate Loans: The floating rate loans we invest in are usually rated below investment grade or may also be unrated. Investments in floating rate loans rated below investment grade are considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could reduce our NAV and income distributions. An economic downturn would generally lead to a higher default rate by portfolio companies. A floating rate loan may lose significant market value before a default occurs and we may experience losses due to the inherent illiquidity of the investments. Moreover, any specific collateral used to secure a floating rate loan may decline in value or become illiquid, which would adversely affect the floating rate loan’s fair value. Floating rate loans are subject to a number of risks, including liquidity risk and the risk of investing in below investment grade, variable-rate securities.

Floating rate loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to us, a reduction in the fair value of the investment and a potential decrease in our NAV. There can be no assurance that the liquidation of any collateral securing a floating rate loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that the collateral could be readily liquidated. In the event of bankruptcy or insolvency of a borrower, we could experience delays or limitations with respect to our ability to realize the benefits of the collateral securing a floating rate loan. The collateral securing a floating rate loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a borrower. Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the rights in collateral of such loans to presently existing or future indebtedness of the borrower or take other actions detrimental to the holders of loans including, in certain circumstances, invalidating such loans or causing interest previously paid to be refunded to the borrower. Either such action could materially negatively affect our performance.

We may acquire floating rate loans through assignments or participations of interests in such loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to such debt obligation. However, the purchaser’s rights can be more restricted than those of the assigning institution, and we may not be able to unilaterally enforce all rights and remedies under an assigned debt obligation and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest and not directly with the borrower. Sellers of participations typically include banks, broker-dealers, other financial institutions and lending institutions. In purchasing participations, we generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower, and we may not directly benefit from the collateral supporting the debt obligation in which we have purchased the participation. As a result, we will be exposed to the credit risk of both the borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, we will not be able to conduct the same level of due diligence on a borrower or the quality of the floating rate loan with respect to which we are buying a participation as we would conduct if we were investing directly in the floating rate loan. This difference may result in us being exposed to greater credit or fraud risk with respect to such floating rate loans than we expected when initially purchasing the participation. Floating rate loans can be first lien secured debt, second lien secured debt or subordinated debt.

First Lien Secured Debt: When we extend first lien secured debt, we will generally take a security interest in the available assets of these portfolio companies, including the equity interests of their subsidiaries, although this may not always be the case. We expect this security interest, if any, to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Also, in some circumstances, our lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a first lien secured debt investment is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we be forced to enforce our remedies.

Second Lien Secured Debt: Our second lien secured debt will generally rank junior in priority of payment to first lien secured debt. Second lien secured debt holds a second priority with regard to right of payment in the event of insolvency. Second lien secured debt ranks senior to subordinated debt and common and preferred equity in borrowers’ capital structures. This may result in an above average amount of risk and volatility or a loss of principal. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our shareholders to non-cash income. Since we may not receive cash interest or principal prior to the maturity of some of our second lien secured debt investments, such investments may be of greater risk than cash paying loans.

Subordinated Debt: Our subordinated debt will generally rank junior in priority of payment to first lien secured debt and second lien secured debt and are often unsecured. As such, other creditors may rank senior to us in the event of insolvency. Subordinated debt ranks senior to common and preferred equity in borrowers’ capital structures. This may result in an above average amount of risk and volatility or a loss of principal. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our shareholders to non-cash income. Since we may not receive cash interest or principal prior to the maturity of some of our subordinated debt investments, such investments may be of greater risk than cash paying loans.

Equity Investments: We may make select equity investments, all of which will be subordinated to debt investments. In addition, when we invest in first lien secured debt, second lien secured debt or subordinated debt, we may acquire warrants to purchase equity investments from time to time. Our goal is ultimately to dispose of these equity investments and realize gains upon our disposition of such interests. However, the equity investments we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity investments, and any gains that we do realize on the disposition of any equity investments may not be sufficient to offset any other losses we experience. In addition, many of the equity securities in which we will invest may not pay dividends on a regular basis, if at all. Furthermore, we may hold equity investments in partnerships through a taxable subsidiary for federal income tax purposes. Upon sale or exit of such investment, we may pay taxes at regular corporate tax rates, which will reduce the amount of gains or dividends available for distributions to our shareholders.

In addition, investing in middle-market companies involves a number of significant risks, including:

•

companies may be highly leveraged, have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•

they typically have shorter operating histories, more limited publicly available information, narrower product lines, more concentration of revenues from customers and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

•

they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, trustees and our Investment Adviser may be named as defendants in litigation arising from our investments in the portfolio companies; and

•	they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to refinance their outstanding indebtedness upon maturity.

Under the 1940 Act, we may invest up to 30% of our assets in investments that are not qualifying assets for BDCs. If we do not invest a sufficient portion of our assets in qualifying assets, we could be precluded from investing in assets that we deem to be attractive.

Once we elect to be regulated as a BDC, we may not acquire any asset other than qualifying assets, as defined under the 1940 Act, unless at the time the acquisition is made such qualifying assets represent at least 70% of the value of our total assets. Qualifying assets include investments in U.S. operating companies whose securities are not listed on a national securities exchange and companies listed on a national securities exchange subject to a maximum market capitalization of $250 million. Qualifying assets also include cash, cash equivalents, government securities and high-quality debt securities maturing in one year or less from the time of investment.

We believe that most of our debt and equity investments will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we have not invested a sufficient portion of our assets in qualifying assets at the time of a proposed investment, we will be prohibited from making any additional investment that is not a qualifying asset and could be forced to forgo attractive investment opportunities. Similarly, these rules could prevent us from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to comply with the 1940 Act. If we need to dispose of such investments quickly, it would be difficult to dispose of such investments on favorable terms. For example, we may have difficulty in finding a buyer and, even if we do find a buyer, we may have to sell the investments at a substantial loss.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we generally are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We intend to be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer, excluding limitations on investments in other investment companies and compliance with the RIC U.S. tax regulations. To the extent that we assume large positions in the securities of a small number of issuers, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond the diversification requirements, we do not have fixed guidelines for portfolio diversification, and our investments could be concentrated in relatively few portfolio companies or industries. Although we are classified as a non-diversified investment company within the meaning of the 1940 Act, we maintain the flexibility to operate as a diversified investment company and may do so for an extended period of time.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies will be susceptible to economic or industry centric slowdowns or recessions and may be unable to repay debt from us during these periods. Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our debt investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a material decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and materially harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and potential termination of its debt and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company, and any restructuring could further cause adverse effects on our business. Depending on the facts and circumstances of our investments and the extent of our involvement in the management of a portfolio company, upon the bankruptcy of a portfolio company, a bankruptcy court may recharacterize our debt investments as equity investments and subordinate all or a portion of our claim to that of other creditors. This could occur regardless of how we may have structured our investment. In addition, we cannot assure you that a bankruptcy court would not take actions contrary to our interests.

If we fail to make follow-on investments in our portfolio companies, this could materially impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part our equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of our investment.

We have the discretion to make any follow-on investments, subject to the availability of capital resources and regulatory considerations. We may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments. Any failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful transaction or business. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, either because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC tax status.

Because we generally do not expect to hold controlling equity interests in our portfolio companies, we are not in a position to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.

Because we generally do not expect to hold controlling equity positions in our portfolio companies, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and the shareholders and management of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we will typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the market value of our investments.

An investment strategy focused primarily on privately held companies, including controlling equity interests, presents certain challenges, including the lack of available or comparable information about these companies, a dependence on the talents and efforts of only a few key portfolio company personnel and a greater vulnerability to economic downturns.

We intend to invest primarily in privately held companies. Generally, little public information exists about these companies, and we rely on the ability of our Investment Adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If they are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose value on our investments. Also, privately held companies frequently have less diverse product lines and smaller market presence than larger competitors. These factors could have a material adverse impact on our investment returns as compared to companies investing primarily in the securities of public companies.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies and our portfolio companies may be highly leveraged.

We intend to invest primarily in floating rate loans issued by our portfolio companies. The portfolio companies usually will have, or may be permitted to incur, other debt that ranks equally with, or senior to, our investments, and they may be highly leveraged. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to our debt investments. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Our incentive fee may induce the Investment Adviser to make speculative investments.

The incentive fee payable by us to the Investment Adviser may create an incentive for the Investment Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The incentive fee payable to our Investment Adviser is calculated based on a percentage of our NAV. This may encourage our Investment Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our Shares. In addition, our Investment Adviser will receive the incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle applicable to the portion of the incentive fee based on net capital gains. As a result, the Investment Adviser may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

The part of our incentive fee payable by us to the Investment Adviser that relates to net investment income is computed and paid on income that has been accrued but that has not been received in cash. The Investment Adviser is not obligated to reimburse us for any such incentive fees even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued. As a result, there is a risk that we will pay incentive fees with respect to income that we never receive in cash.

Any investments in distressed debt may not produce income and may require us to bear large expenses in order to protect and recover our investment.

Distressed debt investments may not produce income and may require us to bear certain additional expenses in order to protect and recover our investment. Therefore, to the extent we invest in distressed debt, our ability to achieve current income for our shareholders may be diminished. We also will be subject to significant uncertainty as to when, in what manner and for what value the distressed debt in which we invest will eventually be satisfied (e.g., through liquidation of the obligor’s assets, an exchange offer or plan of reorganization involving the distressed debt securities or a payment of some amount in satisfaction of the obligation). In addition, even if an exchange offer is made or plan of reorganization is adopted with respect to distressed debt we hold, there can be no assurance that the securities or other assets received by us in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made. Moreover, any securities received by us upon completion of an exchange offer or plan of reorganization may be restricted as to resale. If we participate in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of distressed debt, we may be restricted from disposing of such securities.

Our investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates potential investments in securities of companies located outside of the United States. Investments in securities of companies located outside the United States would not be qualifying assets under Section 55(a) of the 1940 Act. Investing in companies located outside of the United States may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political, economic and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of our investments will be U.S. dollar-denominated, any investments denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and economic and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk or, that if we do, such strategies will be effective.

We may make investments that cause our shareholders to bear investment advisory fees and other expenses on such investments in addition to our management fees and expenses.

We may invest, to the extent permitted by law, in the securities and instruments of other investment companies and companies that would be investment companies but are excluded from the definition of an investment company provided in Section 3(c) of the 1940 Act. To the extent we so invest, we will bear our ratable share of any such investment company’s expenses, including management and performance fees. We will also remain obligated to pay investment advisory fees, consisting of a base management fee and an incentive fee, to the Investment Adviser with respect to investments in the securities and instruments of other investment companies under our Investment Advisory Management Agreement. With respect to any such investments, each of our shareholders will bear his or her share of the investment advisory fees of the Investment Adviser as well as indirectly bearing the investment advisory fees and other expenses of any investment companies in which we invest.

We may be obligated to pay our Investment Adviser incentive compensation even if we incur a loss.

Our Investment Adviser is entitled to incentive compensation for each fiscal quarter in an amount equal to a percentage of the excess of our investment income for that quarter (before deducting incentive compensation, net operating losses and certain other items) above a threshold return for that quarter. Our Pre-Incentive Fee Net Investment Income for incentive compensation purposes excludes realized and unrealized capital losses that we may incur in the fiscal quarter, even if such capital losses result in a net loss on our Consolidated Statements of Operations for that quarter. Thus, we may be required to pay the Investment Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio, NAV or we incur a net loss for that quarter. In addition, increases in interest rates may increase the amount of incentive fees we pay to the Investment Adviser even though our performance relative to the market has not increased.

We may invest in derivatives or other assets that expose us to certain risks, including market risk, liquidity risk, counterparty risk, operational and legal risk, and other risks similar to those associated with the use of leverage.

The Company may invest in derivatives and other assets that are subject to many of the same types of risks related to the use of leverage. Derivative transactions, if any, will generally create leverage for the Company and involve significant risks. The primary risks related to derivative transactions include counterparty, correlation, liquidity, leverage, volatility, over-the-counter trading, operational and legal risks. In addition, a small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of derivative transactions, the Company could lose the entire amount of its investment; in other types of derivative transactions the potential loss is theoretically unlimited.

Rule 18f-4 under the 1940 Act (“Rule 18f-4”) regulates the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies and BDCs. Upon the Company’s BDC election, the Company is permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, under Rule 18f-4 notwithstanding the senior security provisions of the 1940 Act if it complies with certain value-at-risk leverage limits and derivatives risk management program and board oversight and reporting requirements or comply with a “limited derivatives users” exception. Rule 18f-4 also permits the Company to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if the Company aggregates the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the asset coverage ratios as discussed herein, or treats all reverse repurchase agreements or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. In addition, the Company is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) the Company intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Company may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Company treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, the Company is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Company reasonably believes at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. The Company has adopted updated policies and procedures in compliance with Rule 18f-4. The Company expects to qualify as a “limited derivatives user” under Rule 18f-4.

Future legislation or rules may modify how the Company treats derivatives and other financial arrangements for purposes of the Company’s compliance with the leverage limitations of the 1940 Act. Future legislation or rules, may modify how leverage is calculated under the 1940 Act and, therefore, may increase or decrease the amount of leverage available to the Company under the 1940 Act, which may be materially adverse to the Company and the Company’s shareholders.

Risks Relating to an Investment in Our Shares

There is a risk that our shareholders may not receive distributions or that our distributions may not grow over time.

We intend to make distributions on a monthly basis to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage ratio requirements applicable to us as a BDC, we may be limited in our ability to make distributions. Further, we may be forced to liquidate some of our investments and raise cash in order to make distribution payments, which could materially harm our business. Finally, to the extent we make distributions to shareholders which include a return of capital, that portion of the distribution essentially constitutes a return of the shareholders’ investment. Although such return of capital may not be taxable, such distributions will decrease an investor’s adjusted tax basis in the investor’s Shares (but not below zero) and may increase an investor’s tax liability for capital gains upon the future sale of our Shares.

Investing in our Shares may involve an above average degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk and volatility than alternative investment options or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our Shares may not be suitable for someone with lower risk tolerance.

Sales of substantial amounts of our securities may have an adverse effect on the market price of our securities.

Sales of substantial amounts of our securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities. If this occurs and continues it could impair our ability to raise additional capital through the sale of securities should we desire to do so.

We may allocate the net proceeds from any offering of our securities in ways with which you may not agree.

We have significant flexibility in investing the net proceeds of any offering of our securities and may use the net proceeds from an offering in ways with which you may not agree or for purposes other than those contemplated at the time of the offering.

We may be unable to invest the net proceeds raised from offerings on acceptable terms, which would harm our financial condition and operating results.

Until we identify new investment opportunities, we intend to either invest the net proceeds of future offerings in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less or use the net proceeds from such offerings to reduce then-outstanding obligations under any future credit facility. We cannot assure you that we will be able to find enough appropriate investments that meet our investment selection criteria or that any investment we complete using the proceeds from an offering will produce a sufficient return.

We may obtain the approval of our shareholders to issue Shares at prices below the then current NAV per share of our Shares. If we receive such approval from shareholders in the future, we may issue Shares at a price below the then current NAV per Shares. Any such issuance could materially dilute your interest in our Shares and reduce our NAV per Share.

We will not generally be able to issue and sell our Shares at a price below NAV per share. The Company may, however, sell Shares, or warrants, options or rights to acquire the Company’s Shares at a price below the then-current NAV per share of the Company’s Shares if the Board determines that such sale is in the Company’s best interests, and if investors approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities (less any distributing commission or discount). If we raise additional funds by issuing Shares or senior securities convertible into, or exchangeable for, Shares, then the percentage ownership of investors at that time will decrease, and investors may experience dilution.

There is a risk that our common shareholders may receive our Shares as distributions in which case they may be required to pay taxes in excess of the cash they receive.

After making the BDC election, in order to satisfy the Annual Distribution Requirement, we may distribute the Shares as a dividend of our taxable income and a shareholder could receive a portion of the dividends declared and distributed by us in Shares with the remaining amount in cash. Revenue procedures issued by the IRS allow a “publicly offered regulated investment company” (as such term is defined in the Code) to distribute its own Shares as a dividend for the purpose of fulfilling its distribution requirements, if certain conditions are satisfied. As long as a portion of such dividend is paid in cash (which portion may be as low as 20% of such dividend) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a shareholder will be considered to have recognized dividend income generally equal to the fair market value of the Shares paid by us plus cash received with respect to such dividend. The total dividend declared would be taxable income to a shareholder even though he or she may only receive a relatively small portion of the dividend in cash, in which case the shareholder may be required to pay or incur tax with respect to such dividend in excess of any cash received. We have not elected to distribute Shares as a dividend but reserve the right to do so.

If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, our U.S. shareholders that are individuals, trusts or estates will be taxed as though they received a distribution of some of our expenses.

After making the BDC election, we do not expect to be treated initially as a “publicly offered regulated investment company.” Until and unless we are treated as a “publicly offered regulated investment company” as a result of either (1) Shares and our preferred shares (if any) collectively being held by at least 500 persons at all times during a taxable year, (2) Shares are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (3) Shares being treated as regularly traded on an established securities market, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from us in the amount of such U.S. shareholder’s allocable share of the management and incentive fees paid to our investment adviser and certain of our other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. Miscellaneous itemized deductions generally are not deductible by a U.S. shareholder that is an individual, trust or estate.

Provisions of the Delaware Statutory Trust Act and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our Shares.

The Delaware Statutory Trust Act, our charter and our bylaws contain provisions that may discourage, delay or make more difficult a change in control of us or the removal of our trustees. We are subject to Section 203 of the Delaware General Corporation Law, the application of which is subject to any applicable requirements of the 1940 Act. The Board has adopted a resolution exempting the Delaware General Corporation Law any business combination between us and any other person, subject to prior approval of such business combination by our board, including approval by a majority of our disinterested trustees. If the resolution exempting business combinations is repealed or our board does not approve a business combination, the Delaware General Corporation Law may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. In addition, our bylaws exempt from the Delaware Control Beneficial Interest Acquisition Statute acquisitions of our Shares by any person. If we amend our bylaws to repeal the exemption from such act, it may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such an offer. Our bylaws require us to consult with the SEC staff before we repeal such exemption. Also, our charter provides for classifying the Board in three classes serving staggered three-year terms, and provisions of our charter authorize the Board to classify or reclassify Shares of our Shares in one or more classes or series, to cause the issuance of additional Shares, and to amend our charter, without shareholder approval, to increase or decrease the number of Shares that we have authority to issue.

These anti-takeover provisions may inhibit a change of control in circumstances that could give our shareholders the opportunity to realize a premium over the market price for our Shares.

General Risk Factors

We and our portfolio companies may maintain cash balances at financial institutions that exceed federally insured limits and may otherwise be materially affected by adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties.

Our cash is held in accounts at U.S. banking institutions that we believe are of high quality. Cash held by us and by our portfolio companies in non-interest-bearing and interest-bearing operating accounts may exceed the Federal Deposit Insurance Corporation insurance limits. If such banking institutions were to fail, we or our portfolio companies could lose all or a portion of those amounts held in excess of such insurance limitations. In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems, which could adversely affect our and our portfolio companies’ business, financial condition, results of operations, or prospects.

Although we assess our and our portfolio companies’ banking relationships as we believe necessary or appropriate, our and our portfolio companies’ access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our respective current and projected future business operations could be significantly impaired by factors that affect us or our portfolio companies, the financial institutions with which we or our portfolio companies have arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we or our portfolio companies have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us or our portfolio companies to acquire financing on acceptable terms or at all.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies will be in industries that may be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on our loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations.

Global capital markets could enter a period of severe disruption and instability due to future recessions, disease pandemics and other serious health events, political instability, geopolitical turmoil and foreign hostilities. These market conditions have historically had and could again have a materially adverse effect on debt and equity capital markets in the United States, which could have a materially negative impact on our business, financial condition and results of operations.

The U.S. and global capital markets have, from time to time, experienced periods of disruption characterized by the freezing of available credit, a lack of liquidity in the debt capital markets, significant losses in the principal value of investments, the re-pricing of credit risk in the broadly syndicated credit market, the failure of certain financial institutions and general volatility in the financial markets. During these periods of disruption, general economic conditions deteriorated with material and adverse consequences for the broader financial and credit markets, and the availability of debt and equity capital for the market as a whole, and financial services firms in particular, was reduced significantly. These conditions may reoccur for a prolonged period of time or materially worsen in the future. In addition, uncertainty between the United States and other countries with respect to trade policies, treaties and tariffs, among other factors, have caused disruptions in the global markets, including markets in which we participate, and we cannot assure you that these market conditions will not continue or worsen in the future. We may in the future have difficulty accessing debt and equity capital markets, and a severe disruption in the global financial markets, deterioration in credit and financing conditions or uncertainty regarding U.S. government spending and deficit levels or other global economic and political conditions, including future recessions, political instability, geopolitical turmoil and foreign hostilities, and disease, pandemics and other serious health events, could have a material adverse effect on our business, financial condition and results of operations.

Changes to U.S. tariff and import/export regulations may have a negative effect on our portfolio companies.

There have been significant changes to U.S. trade policies, treaties and tariffs, and in the future there may be additional significant changes. Existing or new tariffs imposed on foreign goods imported by the United States or on U.S. goods imported by foreign countries could subject us or our portfolio companies to additional risks. Among other effects, tariffs may increase the cost of production for certain of our portfolio companies or reduce demand for their products, which could adversely affect their results of operations. We cannot predict whether, or to what extent, any tariff or other trade protections may affect our portfolio companies or our business, financial condition or results of operations.

Volatility or a prolonged disruption in the credit markets could materially damage our business.

We are required to record our assets at fair value, as determined in good faith by our Board, in accordance with our valuation policy. As a result, volatility in the capital markets may have a material adverse effect on our valuations and our NAV, even if we hold investments to maturity. Volatility or dislocation in the capital markets may depress our share price below our NAV per share and create a challenging environment in which to raise equity and debt capital. Once we elect to be regulated as a BDC, we will generally not be able to issue additional Shares at a price less than our NAV without first obtaining approval for such issuance from our shareholders and our independent trustees. Additionally, our ability to incur indebtedness is limited by the asset coverage ratio requirements for a BDC, as defined under the 1940 Act. Declining portfolio values negatively impact our ability to borrow additional funds under the any credit facility because our NAV is reduced for purposes of the asset coverage ratio. If the fair value of our assets declines substantially, we may fail to maintain the asset coverage ratio stipulated by the 1940 Act, which could, in turn, cause us to lose our status as a BDC and materially impair our business operations. A lengthy disruption in the credit markets could also materially decrease demand for our investments and could materially damage our business, financial condition and results of operations.

The significant disruptions in the capital markets experienced in the past has had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. The debt capital that may be available to us in the future may be at a higher cost and have less favorable terms and conditions than those currently in effect. If our financing costs increase and we have no increase in interest income, then our net investment income will decrease. A prolonged inability to raise capital may require us to reduce the volume of investments we originate and could have a material adverse impact on our business, financial condition and results of operations. This may also increase the probability that other structural risks negatively impact us. These situations may arise due to circumstances that we may be unable to control, such as a lengthy disruption in the credit markets, a severe decline in the value of the U.S. dollar, a sharp economic downturn or recession or an operational problem that affects third parties or us, and could materially damage our business, financial condition and results of operations.

Any public health emergency, including any outbreak of existing or new diseases, and the resulting financial and economic market uncertainty could have a significant adverse impact on us.

The extent of the impact of any public health emergency on our and our portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain its financial and economic impact, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, investor liquidity and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, our and our portfolio companies’ operations may be significantly impacted, or halted, as a result of government quarantine measures, restrictions on travel and other factors related to a public health emergency, including its potential adverse impact on the health of any of our or our portfolio companies’ personnel. This could create widespread business continuity issues for us and our portfolio companies. These factors may also cause the valuation of our investments to differ materially from the values that we may ultimately realize. Any public health emergency, any outbreak of existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on us and the fair value of our investments and our portfolio companies.

ECONOMIC SANCTION LAWS IN THE UNITED STATES AND OTHER JURISDICTIONS MAY PROHIBIT US AND OUR AFFILIATES FROM TRANSACTING WITH CERTAIN COUNTRIES, INDIVIDUALS AND COMPANIES.

Economic sanction laws in the United States and other jurisdictions may prohibit us or our affiliates from transacting with certain countries, individuals and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control administers and enforces laws, executive orders and regulations establishing U.S. economic and trade sanctions, which prohibit, among other things, transactions with, and the provision of services to, certain non-U.S. countries, territories, entities and individuals. These types of sanctions may significantly restrict or completely prohibit investment activities in certain jurisdictions, and if we, our portfolio companies or other issuers in which we invest were to violate any such laws or regulations, we may face significant legal and monetary penalties.

The Foreign Corrupt Practices Act (“FCPA”) and other anti-corruption laws and regulations, as well as anti-boycott regulations, may also apply to and restrict our activities, our portfolio companies and other issuers of our investments. If an issuer or we were to violate any such laws or regulations, such issuer or we may face significant legal and monetary penalties. The U.S. government has indicated that it is particularly focused on FCPA enforcement, which may increase the risk that an issuer or us becomes the subject of such actual or threatened enforcement. In addition, certain commentators have suggested that private investment firms and the funds that they manage may face increased scrutiny and/or liability with respect to the activities of their underlying portfolio companies. As such, a violation of the FCPA or other applicable regulations by us or an issuer of our portfolio investments could have a material adverse effect on us. We are committed to complying with the FCPA and other anti-corruption laws and regulations, as well as anti-boycott regulations, to which it is subject. As a result, we may be adversely affected because of our unwillingness to enter into transactions that violate any such laws or regulations.

We may be the target of litigation.

We may be the target of securities litigation in the future, particularly if the trading price of our Shares fluctuates significantly. We could also generally be subject to litigation, including derivative actions by our shareholders. Any litigation could result in substantial costs and divert management’s attention and resources from our business and cause a material adverse effect on our business, financial condition and results of operations.

The effect of global climate change may impact the operations of our portfolio companies.

There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition through, for example, decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. The likelihood of any new legislation being enacted is uncertain. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Shares or the value or the resale potential of our investments.

We are subject to risks associated with cybersecurity and cyber incidents.

Our internal computer systems and infrastructure and those of our Investment Adviser, strategic collaborators, vendors, contractors, consultants or regulators with whom we share confidential, protected or sensitive data or information, or upon which our business relies, are vulnerable to damage from computer viruses, unauthorized access, misuse, natural disasters, terrorism, cybersecurity threats, war and telecommunication and electrical failures, as well as security compromises or breaches, which may compromise our systems, infrastructure, data or that of those with whom we share such data or information or upon which our business relies, or lead to data compromise, misuse, misappropriation or leakage. We may experience, and from time to time have experienced, cyber attacks on our information technology systems and infrastructure by threat actors of all types (including nation states, criminal enterprises, individual actors or advanced persistent threat groups, among others). In addition to extracting sensitive information, such attacks could include the deployment of harmful malware, ransomware, digital extortion, business email compromises and denial-of-service attacks, social engineering (including phishing attacks) and other means to affect server reliability and threaten the confidentiality, integrity and availability of information, systems or infrastructure.

As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by our Investment Adviser and other third-parties. We, along with our Investment Adviser, have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber-attacks, but these measures, as well as our increased awareness of the nature and extent of the risk of a cyber attack, may be ineffective and do not guarantee that a cyber attack will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an attack. Further, our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages or claims related to our privacy and data security obligations. Further, although we maintain cyber liability insurance, this insurance may not provide adequate coverage against potential liabilities related to any experienced cybersecurity attack or breach.

Furthermore, cybersecurity continues to be a priority for regulators around the world, and some jurisdictions have enacted laws requiring companies to notify individuals and/or regulators of data security breaches involving certain types of personal information. If we fail to comply with the relevant laws and regulations, we could suffer financial losses, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

We are subject to risks related to artificial intelligence.

Artificial intelligence, including machine learning and similar tools and technologies that collect, aggregate, analyze or generate data or other materials (collectively, “AI”), and its current and potential future applications including in the private investment and financial industries, as well as the legal and regulatory frameworks within which AI operates, continue to rapidly evolve. While we and our Investment Adviser do not use AI at this time to make investment recommendations, the use of AI could exacerbate or create new and unpredictable risks to our business, including by potentially significantly disrupting the markets in which we operate or subjecting us and our Investment Adviser to increased competition and regulation, which could materially and adversely affect business, financial condition or results of operations of our Investment Adviser and us. In addition, the use of AI by bad actors could heighten the sophistication and effectiveness of cyber and security attacks experienced by the Investment Adviser and us.

ITEM 2. FINANCIAL INFORMATION.

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

We are an externally managed, closed-end, non-diversified management investment company that intends to elect to be regulated as a BDC under the 1940 Act. In addition, for U.S. federal income tax purposes, we intend to elect to be treated as a RIC under Subchapter M of the Code. As a BDC and a RIC, we will be subject to certain constraints, including limitations imposed by the 1940 Act and the Code. We were formed in April 2025 and commenced operations in September 2025.

Our investment objective is to generate current income and capital appreciation by investing primarily in senior secured debt of U.S. middle market companies with last twelve-month earnings of between $10 million and $50 million. Under normal circumstances, we expect that a majority of our portfolio will consist of senior first lien loans. We will also selectively invest in second lien loans, subordinated loans, and equity of private companies.

Subject to certain regulatory limitations, including the exemptive relief order received by the Investment Adviser and certain of its affiliates from the SEC to permit greater flexibility to negotiate the terms of co-investments, we will generally be offered the opportunity to invest in transactions that are within our investment objective and strategy and within the investment objective and strategy of other BDCs and private funds managed by the Investment Adviser and its affiliates as well as the Investment Adviser’s allocation policies.

Our investment activities are managed by the Investment Adviser and supervised by the Board, of which two-thirds of the members are independent trustees.

Under the Investment Advisory Management Agreement, the Investment Adviser, subject to the overall supervision of the Board, manages the day-to-day operations of and provides investment advisory services to the Company. For providing these services, the Investment Adviser receives a fee from the Company, consisting of two components: a base management fee and an incentive fee. Under the Administration Agreement, the Company has agreed to reimburse the Administrator for its allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent and the Company’s allocable portion of the costs of compensation and related expenses of the Chief Compliance Officer, Chief Financial Officer, Corporate Counsel and their respective staffs. The Company’s Chief Financial Officer is the Chief Financial Officer of the Administrator.

We intend to create a diversified portfolio that includes primarily senior secured debt of middle market companies in the United States with last twelve-months earnings of between $10 million and $50 million. Under normal circumstances, we expect that a majority of our portfolio will consist of senior first lien loans. We will also selectively invest in second lien loans, subordinated loans, and equity of private companies.

Revenues: We intend to generate revenue in the form of interest income on the debt securities we hold and capital gains and dividends, if any, on investment securities that we may acquire in portfolio companies. Our debt investments, whether in the form of first lien secured debt, second lien secured debt or subordinated debt, will typically have a term of to seven years and bear interest at a floating rate. Interest on debt securities is expected to generally be payable quarterly or semiannually. In some cases, our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid interest generally becomes due at the maturity date. In addition, we may generate revenue in the form of amendment, commitment, origination, structuring or diligence fees, fees for providing significant managerial assistance and possibly consulting fees. Loan origination fees, OID and market discount or premium are capitalized and accreted or amortized using the effective interest method as interest income or, in the case of deferred financing costs, as interest expense. Dividend income, if any, will be recognized on an accrual basis on the ex-dividend date to the extent that we expect to collect such amounts. From time to time, the Company expects to receive certain fees from portfolio companies, which may or may not be non- recurring in nature. Such fees include loan prepayment penalties, structuring fees and amendment fees and agency fees, and are recorded as other investment income when earned. Litigation settlements are accounted for in accordance with the gain contingency provisions of ASC Subtopic 450-30, Gain Contingencies, or ASC 450-30.

We will recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment or derivative instrument, without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments and derivative instruments that are measured at fair value as a component of the net change in unrealized appreciation (depreciation) on investments in the consolidated statements of operations. See “ — Critical Accounting Policies —Revenue Recognition.”

Expenses: Our primary operating expenses will include the payment of a management fee and the payment of an incentive fee to the Investment Adviser, if any, our allocable portion of overhead under our Administration Agreement and other operating costs as detailed below. Our management fee will compensate the Investment Adviser for its work in identifying, evaluating, negotiating, consummating and monitoring our investments. We will bear all other direct or indirect costs and expenses of our operations and transactions (provided such costs are not borne by the Investment Adviser pursuant to its agreement to bear certain initial organizational and offering costs as set forth above), including:

•	the cost of calculating our NAV, including the cost of any third-party valuation services;

•	the cost of effecting sales and repurchases of Shares and other securities;

•

fees payable to third parties relating to, or associated with, making investments, including fees and expenses associated with performing due diligence and reviews of prospective investments or complementary businesses;

•	expenses incurred by the Investment Adviser in performing due diligence and reviews of in-vestments;

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing efforts for the Company;

•	fees and expenses associated with retaining subscription platforms for the sale of Shares;

•	U.S. federal and state registration fees and any stock exchange listing fees, if any;

•	fees and expenses associated with independent audits as well as internal and external legal costs;

•	U.S. federal, state, local and foreign taxes;

•	independent trustees’ fees and expenses;

•	brokerage commissions;

•	fidelity bond, trustees and officers, errors and omissions liability insurance and other insurance premiums;

•	direct costs such as printing, mailing, long distance telephone and staff;

•	costs associated with our reporting and compliance obligations, including under the 1940 Act and applicable U.S. federal and state securities laws;

•	interest on our debt and dividends on our preferred stock, if any; and

•

all other expenses incurred by either the Administrator or us in connection with administering our business, including payments under our Administration Agreement that will be based upon our allocable portion of overhead, and other expenses incurred by the Administrator in performing its obligations under our Administration Agreement, including rent and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer, Corporate Counsel and their respective staffs.

For the avoidance of doubt, the costs and expenses to be borne by the Company set forth above include the costs and expenses allocable with respect to the provision of in-house legal, tax, or other professional advice and/or services to the Company, including performing due diligence on its prospective portfolio companies, as deemed appropriate by the Administrator, where such in-house personnel perform services that would be paid by the Company if outside service providers provided the same services, subject to the Board’s oversight.

Contractual Obligations and Off-Balance Sheet Arrangements

As of September 16, 2025, we have commenced operations.

We could become a party to financial instruments with off-balance sheet risk in the normal course of our business to meet the financial needs of our portfolio companies. These instruments could include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet.

We have entered into an agreement with the Investment Adviser, or the Investment Advisory Management Agreement, under which the Investment Adviser, subject to the overall supervision of our Board, manages the day-to-day operations of, and provides investment advisory services to, us. Mr. Penn, our Chairman and Chief Executive Officer, is the managing member and a senior investment professional of, and has a financial and controlling interest in, the Investment Adviser. Under the terms of our Investment Advisory Management Agreement, the Investment Adviser:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

•	closes and monitors the investments we make; and

•	provides us with such other investment advisory, research and related services as we may need from time to time.

The Investment Adviser’s services under our Investment Advisory Management Agreement are not exclusive, and it is free to furnish similar services, without the prior approval of our shareholders or our Board, to other entities so long as its services to us are not impaired. Our Board monitors for any potential conflicts that may arise upon such a development. For providing these services, the Investment Adviser receives a fee from us, consisting of two components—a base management fee and an incentive fee or, collectively, Management Fees.

Under the Administration Agreement, the Administrator furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services. Under our Administration Agreement, the Administrator performs, or oversees the performance of, our required administrative services, which include, among other activities, being responsible for the financial records we are required to maintain and preparing reports to our shareholders and reports filed with the SEC. In addition, the Administrator assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. For providing these services, facilities and personnel, we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, technology systems, insurance, our allocable portion of the cost of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer and their respective staffs, certain tax and general legal advice and/or services provided to the Company by in-house professionals of the Administrator related to ongoing operations of the Company and/or services provided to the Company or portfolio companies by in-house professionals of the Administrator or its affiliates on matters related to potential or actual investments and transactions, including tax structuring and/or due diligence. The Administrator also offers on our behalf, significant managerial assistance to portfolio companies to which we are required to offer such assistance. To the extent that our Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to the Administrator.

If any of the contractual obligations discussed above is terminated, our costs under any new agreements that we enter into could increase. In addition, we would likely incur significant time and expense in locating alternative parties to provide the services we receive under our Investment Advisory Management Agreement and our Administration Agreement. Any new investment management agreement would also be subject to approval by our shareholders.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of our assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reported periods. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair presentation of financial statements have been included. Actual results could differ from these estimates due to changes in the economic and regulatory environment, financial markets and any other parameters used in determining such estimates and assumptions, including the credit worthiness of our portfolio companies. We may reclassify certain prior period amounts to conform to the current period presentation. We have eliminated all intercompany balances and transactions. References to ASC serve as a single source of accounting literature. Subsequent events are evaluated and disclosed as appropriate for events occurring through the date the consolidated financial statements are issued. In addition to the discussion below, we describe our critical accounting policies in the notes to our consolidated financial statements.

Investment Valuations

We expect to determine our NAV for our Shares each month as of the last day of each calendar month. The NAV per Share will be determined by dividing the value of total assets attributable to the Shares minus liabilities, including accrued fees and expenses, attributable to the Shares by the total number of Shares outstanding at the date as of which the determination is made.

We expect to generally invest in illiquid securities including debt and equity investments of middle-market companies.

We expect that there may not be readily available market values for many of the investments, which are or will be in our portfolio, and we value such investments at fair value as determined in good faith by or under the direction of our Board using a documented valuation policy and a consistently applied valuation process, as described herein. With respect to investments for which there is no readily available market value, the factors that the Board may take into account in pricing our investments at fair value include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we consider the pricing indicated by the external event to corroborate or revise our valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the price used in an actual transaction may be different than our valuation and the differences may be material. Our portfolio generally consists of illiquid securities, including debt and equity investments. With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, our Board undertakes a multi-step valuation process each quarter (which will be brought down on a monthly basis as described below), as described below:

(1) Our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of our Investment Adviser responsible for the portfolio investment;

(2) Preliminary valuation conclusions are then documented and discussed with the management of our Investment Adviser;

(3) Our Board also engages independent valuation firms to conduct independent appraisals of our investments for which market quotations are not readily available or are readily available but deemed not reflective of the fair value of the investment. The independent valuation firms review management’s preliminary valuations in light of their own independent assessment and also in light of any market quotations obtained from an independent pricing service, broker, dealer or market maker;

(4) The audit committee of our Board, once constituted, will review the valuations of the independent valuation firms on a quarterly basis, periodically assesses the valuation methodologies of the independent valuation firms, and responds to and supplements the valuation recommendations of the independent valuation firms to reflect any comments; and

(5) Our Board discusses these valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of our Investment Adviser, the respective independent valuation firms and the audit committee.

Our Board generally uses market quotations to assess the value of our investments for which market quotations are readily available. We obtain these market values from independent pricing services or at the bid prices obtained from at least two brokers or dealers, if available, or otherwise from a principal market maker or a primary market dealer. The Investment Adviser assesses the source and reliability of bids from brokers or dealers. If the Board has a bona fide reason to believe any such market quote does not reflect the fair value of an investment, it may independently value such investments by using the valuation procedure that it uses with respect to assets for which market quotations are not readily available.

To the extent we invest in derivative instruments in the future, such instruments would be valued in accordance with our valuation policy.

Fair value, as defined under ASC 820 is the price that we would receive upon selling an investment or pay to transfer a liability in an orderly transaction to a market participant in the principal or most advantageous market for the investment or liability. ASC 820 emphasizes that valuation techniques maximize the use of observable market inputs and minimize the use of unobservable inputs. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability, including assumptions about risk. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing an asset or liability based on market data obtained from sources independent of us. Unobservable inputs reflect the assumptions market participants would use in pricing an asset or liability based on the best information available to us on the reporting period date.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchies:

Level 1: Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Inputs that are quoted prices for similar assets or liabilities in active markets, or that are quoted prices for identical or similar assets or liabilities in markets that are not active and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term, if applicable, of the financial instrument.

Level 3: Inputs that are unobservable for an asset or liability because they are based on our own assumptions about how market participants would price the asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the price used in an actual transaction may be different than our valuation and those differences may be material.

On December 3, 2020, the SEC adopted Rule 2a-5 under the 1940 Act, which establishes an updated regulatory framework for determining fair value in good faith for purposes of the 1940 Act. The new rule clarifies how fund boards of trustees can satisfy their valuation obligations and requires, among other things, the Board to periodically assess material valuation risks and take steps to manage those risks. The rule also permits boards of trustees, subject to board oversight and certain other conditions, to designate the fund’s investment adviser to perform fair value determinations. The new rule went into effect on March 8, 2021 and had a compliance date of September 8, 2022. Our Board has not elected to designate the Investment Adviser as the valuation designee at this time.

When the Board determines the Company’s NAV as of the last day of a month that is not also the last day of a calendar quarter, the Board intends to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, the Investment Adviser, acting on behalf of the Board, will prepare preliminary fair value estimates for each investment consistent with the methodologies set forth in the valuation policy. If an individual asset for which reliable market quotations are not readily available is known by the Investment Adviser to have experienced a significant observable change since the most recent quarter end, an independent valuation firm may from time-to-time be asked by the Investment Adviser to provide an independent fair value range for such asset.

Revenue Recognition

We record interest income on an accrual basis to the extent that we expect to collect such amounts. For loans and debt investments with contractual PIK interest, which represents interest accrued and added to the loan balance that generally becomes due at maturity, we will generally not accrue PIK interest when the portfolio company valuation indicates that such PIK interest is not collectable. We do not accrue as a receivable interest on loans and debt investments if we have reason to doubt our ability to collect such interest. Loan origination fees, OID, market discount or premium and deferred financing costs on liabilities, which we do not fair value, are capitalized and then accreted or amortized using the effective interest method as interest income or, in the case of deferred financing costs, as interest expense. We record prepayment penalties on loans and debt investments as income. Dividend income, if any, is recognized on an accrual basis on the ex-dividend date to the extent that we expect to collect such amounts. From time to time, the Company receives certain fees from portfolio companies, which are non-recurring in nature. Such fees include loan prepayment penalties, structuring fees and amendment fees, and are recorded as other investment income when earned.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

We measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specific identification method, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation reflects the change in fair values of our portfolio investments, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Foreign Currency Translation

Our books and records are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

1.	Fair value of investment securities, other assets and liabilities - at the exchange rates prevailing at the end of the applicable period; and

2.	Purchases and sales of investment securities, income and expenses - at the exchange rates prevailing on the respective dates of such transactions.

Although net assets and fair values are presented based on the applicable foreign exchange rates described above, we do not isolate that portion of the results of operations due to changes in foreign exchange rates on investments, other assets and debt from the fluctuations arising from changes in fair values of investments and liabilities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments and liabilities.

Payment-in-Kind, or, PIK Interest

We may have investments in our portfolio which contain a PIK interest provision. PIK interest is added to the principal balance of the investment and is recorded as income. In order for us to maintain our ability to be subject to tax as a RIC, substantially all of this income must be paid out to shareholders in the form of dividends for U.S. federal income tax purposes, even though we may not have collected any cash with respect to interest on PIK securities.

Federal Income Taxes

We intend to elect to be treated, and intend to qualify annually to maintain our election to be treated, as a RIC under Subchapter M of the Code. To qualify and maintain our RIC tax election, we must, among other requirements, meet certain annual source-of-income and quarterly asset diversification requirements. We also must annually distribute dividends for U.S. federal income tax purposes to our shareholders out of the assets legally available for distribution of an amount generally at least equal to 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, or investment company taxable income, determined without regard to any deduction for dividends paid. We may make a “deemed sale” election in connection with the conversion to a RIC if it is anticipated that the assets will have a net-built-in gain as of the effective date of the conversion. If such election is made, the assets would be treated as sold and net recognized gain attributable to the direct or indirect corporate shareholders will be allocated to such shareholders.

Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible U.S. federal excise tax imposed on RICs, we must distribute dividends for federal income tax purposes to our shareholders in respect of each calendar year an amount in accordance with the Excise Tax Avoidance Requirement. In addition, although we may distribute realized net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually, out of the assets legally available for such distributions in the manner described above, we may choose to retain such net capital gains or investment company taxable income, contingent on maintaining our ability to be subject to tax as a RIC, in order to provide us with additional liquidity.

Because U.S. federal income tax regulations differ from GAAP, distributions in accordance with tax regulations may differ from net investment income and net realized gain recognized for financial reporting purposes. Differences between tax regulations and GAAP may be permanent or temporary. Permanent differences are reclassified among capital accounts in the consolidated financial statements to reflect their appropriate tax character. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including valuation risk and interest rate risk. Uncertainty with respect to the economic effects of the overall market conditions has introduced significant volatility in the financial markets, and the effect of the volatility could materially impact our market risks, including those listed below.

Valuation Risk

Our investments may not have readily available market quotations (as such term is defined in Rule 2a-5), and those investments which do not have readily available market quotations are valued at fair value as determined in good faith by the Investment Adviser, subject to supervision of the Board, in accordance with its valuation policies and procedures. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and it is possible that the difference could be material.

In accordance with Rule 2a-5, our Investment Adviser, subject to the supervision of the Board, periodically assesses and manages material risks associated with the determination of the fair value of our investments.

Interest Rate Risk

The Company is subject to financial market risks, including changes in interest rates. Variable-rate loans are usually based on a SOFR (or an alternative risk-free floating interest rate index) rate and typically have durations of three months, after which they reset to current market interest rates. Variable-rate investments subject to a floor generally reset by reference to the current market index after one to nine months only if the index exceeds the floor. In regards to variable-rate instruments with a floor, the Company does not benefit from increases in interest rates until such rates exceed the floor and thereafter benefit from market rates above any such floor. In contrast, the Company’s cost of funds, to the extent it is not fixed, will fluctuate with changes in interest rates since it has no floor.

Because the Company borrows money to make investments, our net investment income is dependent upon the difference between the rate at which the Company borrows funds and the rate at which the Company invests these funds, as well as the Company’s level of leverage. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Company’s net investment income or net assets.

The Company may hedge against interest rate and foreign currency fluctuations by using standard hedging instruments such as futures, options and forward contracts. While hedging activities may insulate the Company against adverse changes in interest rates and foreign currencies, they may also limit our ability to participate in benefits of lower interest rates or higher exchange rates with respect to the Company’s portfolio of investments with fixed interest rates or investments denominated in foreign currencies.

ITEM 3. PROPERTIES.

We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 1691 Michigan Avenue, Miami Beach, Florida and are provided by the Administrator pursuant to the Administration Agreement. We believe that our office facilities are suitable and adequate for our business.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

As of September [●], 2025, there were [●] Shares outstanding. As of the date of the filing of this Registration Statement, the following table sets out certain ownership information with respect to our Shares for those persons who directly or indirectly own, control or hold with the power to vote five percent (5%) or more of our outstanding Shares, each of our trustees and officers and all officers and trustees as a group.

Name and Address (1)	Type of Ownership		Shares Owned		Percentage
[●]	[	●]	[	●]	[	●]
[●]	[	●]	[	●]	[	●]
[●]	[	●]	[	●]	[	●]
Total			[	●]	[	●]
Total Number of Shares Outstanding at [●], 2025			[	●]

(1)	The business address of the Chief Compliance Officer is c/o PennantPark Private Income Fund Advisers LLC, 1691 Michigan Avenue, Miami Beach, Florida 33139.

As of [●], 2025, we had [●] record holders of our Shares.

ITEM 5. TRUSTEES AND EXECUTIVE OFFICERS.

Board of Trustees and its Leadership Structure

Our business and affairs are managed under the direction of the Board. The Board consists of seven members, five of whom are not “interested persons” of PPIF, PPIA or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our “independent trustees.” The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly valuation of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

Oversight of our investment activities extends to oversight of the risk management processes employed by PPIA as part of its day-to-day management of our investment activities. The Board reviews risk management processes throughout the year, consulting with appropriate representatives of PPIA as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

The Board has established an audit committee, a nominating and corporate governance committee and a compensation committee and can establish additional committees from time to time as necessary. The scope of each committee’s responsibilities is discussed in greater detail below. Arthur H. Penn, Chief Executive Officer of PennantPark, and therefore an interested person of PPIF, serves as Chairman of the Board. The Board believes that it is in the best interests of shareholders for Mr. Penn to lead the Board because of his broad experience with the day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described below. The Board does not have a lead independent trustee. However, each of [●] and [●], co-chairpersons of the audit committee, each of [●] and [●], co-chairpersons of the nominating and corporate governance committee and each of [●] and [●], co-chairpersons of the compensation committee, is an independent trustee and acts as a liaison between the independent trustees and management between meetings of the Board. He is involved in the preparation of agendas for board and committee meetings. The Board believes that its leadership structure is appropriate in light of the characteristics and circumstances of PPIF because the structure allocates areas of responsibility among the individual trustees and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between Investment Adviser and the Board. Each of our trustees has been selected such that the Board represents a range of backgrounds and experiences.

Board of Trustees

Under our charter and bylaws, our trustees are divided into three classes.

Information regarding the Board is as follows:

Name, Address and Age (1)	Position(s) held with the Registrant	Principal Occupation(s) During the Past 5 Years	Other Trusteeships Held by Trustee or Nominee for Trustee During the Past 5 years
Interested Trustees

Arthur H. Penn (62)	Trustee Chief Executive Officer and Chairman of the Board of Trustees	Founder, Chairman and Chief Executive Officer of the Company. Mr. Penn also is the Founder and Managing Member of the Investment Adviser. Before founding PNNT, Mr. Penn was the Co-Founder of Apollo Investment Management, where he was a Managing Partner from 2004 to 2006. He also served as Chief Operating Officer of Apollo Investment Corporation from inception in 2004 to 2006 and served as President and Chief Operating Officer in 2006. He formerly was a Managing Partner of Apollo Value Fund L.P. (formerly Apollo Distressed Investment Fund, L.P.) from 2003 to 2006.	None

Name, Address and Age (1)	Position(s) held with the Registrant	Principal Occupation(s) During the Past 5 Years	Other Trusteeships Held by Trustee or Nominee for Trustee During the Past 5 years

José A. Briones, Jr. (55)	Trustee	Mr. Briones joined the Investment Adviser in December 2009 and is a Senior Partner. Before joining the Investment Adviser, Mr. Briones was a Partner of Apollo Investment Management, L.P. and a member of its investment committee since 2006. Before that, he was a Managing Director with UBS Securities LLC in the Financial Sponsors and Leveraged Finance Group from 2001 to 2006. Before joining UBS, he was a Vice President with JP Morgan in the Global Leveraged Finance Group from 1999 to 2001. From 1992 to 1999, Mr. Briones was a Vice President at BT Securities and BT Alex Brown Inc. in the Corporate Finance Department.	None

Independent Trustees(2)

[●]	[●]	[●]	[●]

(1)	The business address of the Chief Compliance Officer is c/o PennantPark Private Income Fund Advisers LLC, 1691 Michigan Avenue, Miami Beach, Florida 33139.
(2)	Prior to our election to be regulated as a BDC, a majority of independent trustees will be elected to the Board.

Officers Who Are Not Trustees

Information regarding our officers who are not trustees is as follows:

Name	Age	Position
Richard T. Allorto, Jr.	53	Chief Financial Officer and Treasurer
Gerald Cummins	70	Chief Compliance Officer

PennantPark Private Income Fund Advisers LLC, 1691 Michigan Avenue, Miami Beach, Florida 33139.

Biographical Information

The Board has determined that each of the trustees is qualified to serve as our trustee, based on a review of the experience, qualifications, attributes and skills of each trustee, including those described below. The Board has determined that each trustee has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. Each of our trustees has demonstrated high character and integrity and has expertise and diversity of experience to be able to offer advice and guidance to our management. For the purposes of this presentation, our trustees have been divided into two groups — independent trustees and interested trustees. Interested trustees are “interested persons” as defined in the 1940 Act.

Interested Trustees

Arthur H. Penn provides the Board with business leadership and experience and knowledge of senior lending, mezzanine lending, leveraged finance, distressed debt and private equity businesses, as well as diverse management practices. Mr. Penn is the Founder and Managing Partner of PennantPark Investment Advisers. He has over 30 years of experience in the middle market direct lending, mezzanine lending, leveraged finance, distressed debt, and private equity businesses. Art has been involved in originating, underwriting, executing, and monitoring investments in each of these businesses and oversees these activities at PennantPark. Art is also the Chairman and Chief Executive Officer of PennantPark Investment Corporation and PennantPark Floating Rate Capital, Ltd.

During his career in the financial services industry prior to founding PennantPark, Art co-founded Apollo Investment Management in 2004, where he was a Managing Partner from 2004 to 2006. He also served as Chief Operating Officer of Apollo Investment Corporation from its inception in 2004 to 2006 and served as President and Chief Operating Officer of that company in 2006. Art was formerly a Managing Partner of Apollo Value Fund L.P. (formerly Apollo Distressed Investment Fund, L.P.) from 2003 to 2006. He also previously served as Global Head of Leveraged Finance at UBS Warburg LLC (now UBS Investment Bank) from 1999 through 2001. Prior to joining UBS Warburg, Art was Global Head of Fixed Income Capital Markets for BT Securities and BT Alex. Brown Incorporated from 1994 to 1999. From 1992 to 1994 Art served as Head of High-Yield Capital Markets at Lehman Brothers. Art holds a BS and an MBA from The Wharton School, University of Pennsylvania

José A. Briones, Jr. joined PennantPark in December 2009 and is a Senior Partner. He is responsible for and oversees originating, underwriting, executing, and monitoring investments for the Firm, and serves as a Portfolio Manager. He also oversees various strategic initiatives for the Firm.

Most recently he was a Partner of Apollo Investment Management, L.P. and a member of its investment committee since 2006. Before that, he was a Managing Director with UBS Securities LLC in the Financial Sponsors and Leveraged Finance Group from 2001 to 2006. Before joining UBS, he was a Vice President with JP Morgan in the Global Leveraged Finance Group from 1999 to 2001. From 1992 to 1999, José was a Vice President at BT Securities and BT Alex Brown Inc. in the Corporate Finance Department. José holds an AB in Economics from Princeton University.

Executive Officers Who Are Not Trustees

Richard T. Allorto, Jr. is Chief Financial Officer and Treasurer of the Company, PFLT and PNNT since June 13, 2022. Mr. Allorto was most recently the Chief Financial Officer of Medley Management Inc. and served as the Chief Financial Officer of Sierra Income Corporation and before that Medley Capital Corporation. Before that, he was a Managing Director at GSC Group from 2001 to 2010.

Gerald Cummins has served as the Company’s Chief Compliance Officer since September 2025 pursuant to an agreement between the Company and ACA Group, LLC, a compliance consulting firm. Mr. Cummins also currently serves as the Chief Compliance Officer for PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd., PennantPark Investment Advisers, LLC and PennantPark Private Income Fund Advisers, LLC. Mr. Cummins has been a director of ACA Group or its predecessor firms since June 2014 and in that capacity he also serves as the Chief Compliance Officer to a credit fund complex with three public vehicles and two private funds, an internally managed BDC and a private credit manager. Prior to joining ACA Group, Mr. Cummins was a consultant for Barclays Capital Inc. from 2012 to 2013, where he participated in numerous compliance projects on pricing and valuation, compliance assessments, and compliance policy and procedure development. Prior to his consulting work at Barclays, Mr. Cummins was from 2010 to 2011 the Chief Operating Officer and the Chief Compliance Officer for BroadArch Capital and from 2009 to 2011 the Chief Financial Officer and Chief Compliance Officer to its predecessor New Castle Funds, a long-short equity asset manager. Prior to that, Mr. Cummins spent 25 years at Bear Stearns Asset Management (BSAM), where he was a Managing Director and held senior compliance, controllers and operations risk positions. Mr. Cummins graduated with a B.A. in Mathematics from Fordham University.

Committees of the Board

Audit Committee

The members of the audit committee are [●], each of whom is financially literate and meets the independence standards established by the SEC for audit committees and is independent for purposes of the 1940 Act. Each of [●] and [●] serve as co-chairpersons of the audit committee. The Board has determined [●] are each an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act.

The Audit Committee’s risk oversight responsibilities will include overseeing the Company’s accounting and financial reporting processes, including the annual audit of the Company’s financial statements, the Company’s systems of internal controls regarding finance and accounting, pre-approving the engagement of an independent registered public accounting firm to render audit and/or permissible non-audit services and evaluating the qualifications, performance and independence of the independent registered public accounting firm. The Audit Committee will consist solely of independent trustees.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are [●], each of whom is independent for purposes of the 1940 Act. Each of [●] and [●] serve as co-chairpersons of the nominating and corporate governance committee.

The Nominating and Corporate Governance Committee’s risk oversight responsibilities will include selecting, researching and nominating trustees for election by the Company’s shareholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Company’s management. The Nominating and Corporate Governance Committee will consist solely of independent trustees.

Compensation Committee

The Compensation Committee’s risk oversight responsibilities will include determining, or recommending to the Board for determining, the compensation of the Company’s chief executive officer and all other executive officers, paid directly by the Company, if any, and assisting the Board with matters related to compensation, as directed by the Board. The Compensation Committee will consist solely of independent trustees.

Portfolio Management

Our Investment Adviser, which manages our day-to-day investment activities under the supervision of our board of directors, has ten experienced portfolio managers. These senior investment professionals of the Investment Adviser have worked together for many years and average over 25 years of experience in the senior lending, mezzanine lending, leveraged finance, distressed debt and private equity businesses. In addition, our senior investment professionals have been involved in originating, structuring, negotiating, managing and monitoring investments in each of these businesses across changing economic and market cycles. We believe this experience and history has resulted in a strong reputation with financial sponsors, management teams, investment bankers, attorneys and accountants, which provides us with access to substantial investment opportunities across the capital markets. Below is a summary of their biographical information. Our portfolio managers receive no compensation from us. The compensation of these individuals is paid by our Investment Adviser and compensation includes a base salary and a bonus contingent upon past and future performance. In addition to Messrs. Penn and Briones, the investment committee includes:

In addition to Messrs. Penn and Briones, the investment committee includes:

Salvatore Giannetti III joined PennantPark in 2007 and is a Senior Partner. He is responsible for and oversees originating, underwriting, executing, and monitoring investments for the Firm, and serves as a Portfolio Manager. He also oversees various strategic initiatives for the Firm.

Sal started his career in investment banking at Chase Securities Inc. and its predecessor firms, Chemical Securities and Manufacturers Hanover. He was also a Managing Director at Bankers Trust / Deutsche Bank and UBS Investment Bank. Throughout his career, he has worked in the Investment Banking, Syndicated Loan, and Workout & Private Equity groups. In addition, Sal previously served on the Boards of American Gilsonite, PAS Technologies, UniversalPegasus International, and EnviroSolutions, among other companies. Sal holds a BA from Hampden-Sydney College and is on the Board of Trustees. He also holds an MBA from The Mason School at The College of William & Mary.

Michael Appelbaum joined PennantPark in August 2011 and is a Partner. Since joining PennantPark, he has been involved in originating, underwriting, executing, and monitoring investments for the Firm. Before joining PennantPark, Michael was an Analyst in the Leveraged Finance Group at Bank of America Merrill Lynch from 2010 to 2011. Before that, he was an Analyst in Aerospace & Defense Finance at CIT Group from 2007 to 2010. Michael holds a BS in Finance with Distinction from The Pennsylvania State University.

Terence Clerkin joined PennantPark in September 2012 and is a Partner. Since joining PennantPark, he has been involved in originating, underwriting, executing, and monitoring investments for the Firm. Before joining PennantPark, Terence was an Associate in the Mezzanine Group at Crescent Capital from 2010 to 2012. Before that, he was an Analyst at Moelis & Company from 2008 to 2010 and an Analyst at Bear, Stearns & Co. from 2007 to 2008. Terence holds a BA in Economics from the University of Michigan.

Dan Horn joined PennantPark in June 2015 and is a Senior Advisor. He is responsible for originating, underwriting, executing, and monitoring investments for the Firm and on behalf of clients based in the greater Midwest. Dan has spent most of the past 25 years doing leveraged finance and M&A transactions, mostly in the industrials sector. Before joining PennantPark, he spent two and half years at Loop Capital Markets in the Corporate Investment Banking Division based in Chicago from 2013 to 2015, two years in a similar role at boutique firm TTK Partners from 2011 to 2013, and 12 years at Deutsche Bank Securities and its predecessor firm, Bankers Trust from 1991 to 2003. He also served as Chief Financial Officer of Unicous Marketing from 2005 to 2008, and served as Vice President of Finance at GDX Automotive in 2004. Dan holds a BA in Accounting from DePaul University and an MBA from the University of Chicago.

Ryan Raskopf joined PennantPark in August 2007 and is a Partner. Since joining PennantPark, he has been involved in originating, underwriting, executing, and monitoring investments for the Firm. Before joining PennantPark, Ryan was an Analyst in the Financial Institutions Group at Credit Suisse Securities (USA) LLC from 2005 to 2007. Ryan holds a BA in both Economics and Political Science from Amherst College.

James Stone joined PennantPark in July 2015 and is a Partner. He is responsible for originating, underwriting, executing, and monitoring investments for the Firm and on behalf of clients based on the West Coast. Before joining PennantPark, James was a Managing Director and Head of Financial Sponsor Coverage at Cowen and Company, which he joined in 2012. He has over 20 years of leveraged finance experience, including

Managing Director positions at Gleacher & Company, Macquarie Capital, Imperial Capital, and Credit Suisse. Before joining Credit Suisse, he served as a Vice President in the Financial Sponsor Coverage Group at DLJ, as an Associate in the Corporate Finance Department at BT Securities, and was an Associate at BT Alex. Brown. James holds a BA (cum laude) and an MBA (Beta Gamma Sigma), both from Columbia University.

Steve Winograd joined PennantPark in September 2015 and is a Partner, Head of Risk Management. He is responsible for originating, underwriting, structuring, negotiating, executing, managing, and monitoring investments for the Firm and on behalf of clients based on the East Coast. Before joining PennantPark, Steve spent 35 years as an Investment Banker originating and executing leveraged finance, M&A, public and private equity, and restructuring transactions for private equity firms and their portfolio companies. During this period he held senior positions in, and in some cases ran, the Financial Sponsors Groups of Bank of America Merrill Lynch from 2004 to 2011, Bear Stearns from 1994 to 2000, BMO Capital Markets from 2011 to 2015, Deutsche Bank from 2000 to 2004, and Drexel Burnham Lambert from 1984 to 1989. Steve also currently serves as an Independent Director of Shopko Stores. He previously served as an Independent Director of Caesars Entertainment Operating Company, The Gymboree Corporation, and Linn Acquisition Company, LLC. Steve holds a BA from Wesleyan University and an MBA (Beta Gamma Sigma) from Columbia University School of Business.

Colin McGinnis joined PennantPark in May 2025 and is a Partner, responsible for originating, executing, and managing investments in CLOs. He brings two decades of experience in structured credit and leveraged finance. Before PennantPark, Colin was a Managing Director at Prospect Capital Management, where he led investments in CLO debt and equity securities. Earlier in his career, he held investment roles at Credit Suisse and Barclays Capital. Colin holds an MBA with honors and a BS in Economics from The Wharton School of the University of Pennsylvania. He is also a CFA charterholder.

Portfolio Management

The Company’s investment activities are managed by the Investment Adviser and supervised by the Board, of which two-thirds of the members are independent trustees. Under the Investment Advisory Management Agreement, the Investment Adviser, subject to the overall supervision of the Board, manages the day-to-day operations of and provides investment advisory services to the Company. For providing these services, the Investment Adviser receives a fee from the Company, consisting of two components: a base management fee and an incentive fee.

Under the Administration Agreement, the Company has agreed to reimburse the Administrator for its allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent and the Company’s allocable portion of the costs of compensation and related expenses of the Chief Compliance Officer, Chief Financial Officer, Corporate Counsel and their respective staffs. The Company’s Chief Financial Officer is the Chief Financial Officer of the Administrator.

In addition, pursuant to the terms of the Administration Agreement, the Administrator provides the Company with the office facilities and administrative services necessary to conduct its day-to-day operations. Mr. Penn is the managing member of the Investment Adviser and the Administrator.

ITEM 6. EXECUTIVE COMPENSATION.

Compensation of Executive Officers

None of our executive officers are currently compensated by us. Determining the compensation of the Company’s chief executive officer and all other executive officers, paid directly by the Company, if any, will be the responsibility of the Compensation Committee following its establishment.

Compensation of Trustees

The Company will not pay compensation to its trustees who also serve in an executive officer capacity for the Company or the Investment Adviser.

The fees for the trustees who do not also serve in an executive officer capacity for the Company or the Investment Adviser will be established by the Board at a later date following the Company’s organizational meeting.

The Company will also reimburse each of the independent trustees for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person Board committee meeting not held concurrently with a Board meeting.

We intend to obtain trustees’ and officers’ liability insurance on behalf of our trustees and officers. We do not have a profit-sharing or retirement plan, and trustees do not receive any pension or retirement benefits. The Board reviews and determines the compensation of independent directors.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE.

Certain Relationships and Related Transactions

We have entered into an Investment Advisory Management Agreement with our Investment Adviser. Pursuant to the Investment Advisory Management Agreement, we will pay our Investment Adviser a base management fee and an incentive fee, and will reimburse our Investment Adviser for routine non-compensation overhead expenses, such as expenses incurred by the Investment Adviser or us in connection with administering our business, including expenses incurred in performing administrative services for us, and the reimbursement of the allocable portion of certain other expenses.

Certain of the executive officers, directors/trustees and finance professionals of the Investment Adviser who perform services for us on behalf of our Investment Adviser may also serve as officers, directors/trustees, managers, and/or key professionals of affiliates of PennantPark. These persons may have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of PennantPark may organize other investment programs and acquire for their own account investments that may be suitable for us.

Allocation of our Investment Adviser’s Time

We rely on our Investment Adviser to manage our day-to-day activities and to implement our investment strategy. Our Investment Adviser and certain of its affiliates are currently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Investment Adviser, its personnel and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved, including, but not limited to, the management of other PennantPark entities. Our Investment Adviser and its personnel will devote only as much of its and their time to our business as our Investment Adviser and its personnel, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, our Investment Adviser, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.

However, PennantPark believes that its professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands.

Allocation of Investments

The Investment Adviser and its affiliates currently advise and manage and expect that they will in the future advise and manage Other Accounts having investment guidelines substantially similar in whole or in part to those of the Company. As a result, the Investment Adviser may face conflicts in how it allocates both investment and disposition opportunities between the Company and the Other Accounts. The Investment Adviser intends to allocate such opportunities in a fair and equitable manner between the Company and the Other Accounts, in accordance with its investment allocation policy and the requirements of the 1940 Act. The Company may engage in co-investments with the Investment Adviser and its affiliates, including Other Accounts, pursuant to the Order granted to the Investment Adviser from the SEC, subject to conditions and restrictions in the Order.

The Order grants us the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by our Investment Adviser or certain affiliates, where co-investing would otherwise be prohibited by the 1940 Act, subject to the conditions included therein. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent trustees who have no financial interest in the transaction must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies. The Order also imposes reporting and record keeping requirements and limitations on transactional fees.

We may only co-invest with other funds managed by our Investment Adviser or certain affiliates in accordance with such Order and existing regulatory guidance, including the no-action position of the SEC set forth in Mass Mutual Life Ins. Co. (SEC No-Action Letter, June 7, 2000), on which similarly situated funds like the Company rely in order to co-invest in a single class of privately placed securities so long as certain conditions are met, including that the Investment Adviser, acting on the Company’s behalf and on behalf of other clients, negotiates no term other than price.

In certain situations where co-investment with one or more funds managed or owned by our Investment Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer on a differential basis between funds or where the different investments could be expected to result in a conflict between the interest of the Company and those of other funds managed by the Investment Adviser that cannot be mitigated or otherwise addressed pursuant to the policies and procedures of the Investment Adviser, the Investment Adviser must decide which client will proceed with the investment. The Investment Adviser will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations.

Affiliates of our Investment Adviser have no obligation to make their originated investment opportunities available to our Investment Adviser or to us and such opportunities may be provided to another affiliate of our Investment Adviser.

To mitigate the foregoing conflicts, our Investment Adviser and its affiliates will seek to allocate portfolio transactions on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.

ITEM 8. LEGAL PROCEEDINGS

We are not currently subject to any material litigation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Shares currently, nor can we give any assurance that one will develop. Currently, the Company has authority to issue an unlimited number of its Shares.

Because our Shares have been and will be acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and can be required to be held indefinitely. Such Shares cannot be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted, and (2) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder could, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares can be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Distributions

To the extent that we have income available, we intend to make periodic distributions to our shareholders. Our distributions, if any, are determined by the Board. Any distributions to our shareholders will be declared out of assets legally available for distribution.

We intend to elect to be treated, and to qualify annually, as a RIC under Subchapter M of the Code. To maintain RIC qualification, we must distribute dividends for U.S. federal income tax purposes to our shareholders in respect of each tax year of an amount generally at least equal to 90% of our investment company taxable, determined without regard to any deduction for dividends paid. In addition, we are subject to ordinary income and capital gain distribution requirements under U.S. federal excise tax rules for each calendar year. If we do not meet the required distributions, we will be subject to a 4% nondeductible federal excise tax on the undistributed amount.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we could decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. See “Item 1. Business — Certain U.S. Federal Income Tax Considerations — Tax-Exempt U.S. Shareholders.” We cannot assure you that we will achieve results that will permit us to pay any cash distributions, and if we issue senior securities, we will be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if such distributions are limited by the terms of any of our borrowings.

Unless you elect to receive your distributions in cash, we intend to make such distributions (net of applicable withholding tax) in additional Shares under our DRIP. Although distributions paid in the form of additional Shares will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, investors participating in our DRIP will not receive any corresponding cash distributions with which to pay any such applicable taxes. If you hold Shares in the name of a broker or financial intermediary, you should contact such broker or financial intermediary regarding your election to receive distributions in cash in lieu of Shares. Any distributions reinvested through the issuance of Shares through our DRIP will increase our gross assets on which the base management fee and the incentive fee are determined and paid to the Investment Adviser. See “— Dividend Reinvestment Plan.”

Dividend Reinvestment Plan

Following the BDC election, we intend to adopt an “opt out” distribution reinvestment plan (the “DRIP” or “Plan”) that will provide for reinvestment of our dividends and other distributions (net of applicable withholding tax) on behalf of our shareholders, unless a shareholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not ‘opted out’ of our Plan will have their cash distribution automatically reinvested in additional Shares, rather than receiving a cash distribution.

No action will be required on the part of registered shareholders to have their cash dividend or other distribution reinvested in Shares. A registered shareholder may elect to receive an entire distribution in cash by notifying the Plan administrator and our transfer agent and registrar, in writing, so that such notice is received by the Plan administrator no later than the record date for distributions to shareholders. The Plan administrator will set up an account for Shares acquired through the Plan for each shareholder who has not elected to receive dividends or other distributions in cash and to hold such Shares in non-certificated form. Upon request by a shareholder participating in the Plan, received in writing not less than ten (10) days prior to the record date, the Plan administrator will, instead of crediting Shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole Shares and a check for any fractional Share. Those shareholders whose Shares are held by a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.

We and each investor agree and acknowledge that any dividends or other distributions received by the investor or reinvested by us on the investor’s behalf will have no effect on the determination of the amount of such investor’s undrawn Capital Commitment.

We will use newly issued Shares to fulfill our funding obligation under the Plan. Such Shares will be issued at a price per share equal to the most recent NAV per share determined by the Board, subject to adjustment to the extent required by Section 23 of the 1940 Act. Investors who receive distributions in the form of additional Shares will be subject to the same U.S. federal, state and local tax consequences as investors who elect not to reinvest distributions. Participation in the Plan will not in any way reduce the amount of an investor’s capital commitment.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

We have entered into Drawdown Subscription Agreements with several investors. Under the terms of the Drawdown Subscription Agreements, investors are required to fund drawdowns to purchase our Shares, at a price per share equal to the most recent net asset value per share as determined by the Board, subject to adjustment to the extent required by Section 23 of the 1940 Act, up to the amount of their respective capital subscriptions on an as-needed basis as determined by us with a minimum of 10 calendar days prior notice.

The following table summarizes the Shares issued or sold since our inception which were not registered under the Securities Act:

Date	Shares Sold		Net Asset Value per share		Proceeds (In thousands)
[●]	[	●]	[	●]	[	●]
[●]	[	●]	[	●]	[	●]
[●]	[	●]	[	●]	[	●]
Shares issued or sold during the period from [●] (inception) to [●]	[	●]	[	●]	[	●]

(1)	[●]

The sales of our Shares pursuant to certain subscription agreements are intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. We did not, and do not intend to, engage in general solicitation or advertising with regard to such sales of our Shares and did not, and do not intend to, offer securities to the public in connection with such issuance and sale. The investors who purchase Shares are intended to all be accredited investors.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The following description is based on relevant portions of Delaware law and on the Amended and Restated Declaration of Trust and bylaws. This summary is not necessarily complete, and the Company refers investors to the Amended and Restated Declaration of Trust and the Company’s bylaws for a more detailed description of the provisions summarized below.

General

The terms of the Amended and Restated Declaration of Trust authorize an unlimited number of Shares of any class and an unlimited number of preferred shares. The Amended and Restated Declaration of Trust provides that the Board may classify or reclassify any unissued Shares into one or more classes or series of shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Shares or preferred shares, and the Company can offer no assurances that a market for such shares will develop in the future. The Company does not intend for the Shares or the preferred shares to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Shares or preferred shares. No Shares or preferred shares have been authorized for issuance under any equity compensation plans. Under the terms of the Amended and Restated Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Amended and Restated Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

None of the Company’s Shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Fund for its Account	Amount Outstanding as of [●]
Common Shares	Unlimited	—	[	●]
Preferred Shares	Unlimited	—	[	●]

Common Shares

Under the terms of the Amended and Restated Declaration of Trust, all Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. Dividends and distributions may be paid to the holders of Shares if, as and when authorized by the Board and declared by the Company out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Company’s liquidation, dissolution or winding up, each share of the Shares would be entitled to share pro rata in all of the Company’s assets that are legally available for distribution after it pays all debts and other liabilities and subject to any preferential rights of holders of the preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election. Our Board may amend the Amended and Restated Declaration of Trust or bylaws to alter the vote required to elect trustees.

Redemptions by the Company

Each Share is subject to redemption (out of the assets of the Company) by the Company at the redemption price equal to the then-current NAV per share of the relevant class or series of shares, determined in accordance with the Amended and Restated Declaration of Trust, at any time if the Board determines in its sole discretion that a shareholder has breached any of its representations or warranties contained in such shareholder’s Subscription Agreement with the Company, and upon such redemption the holders of the Shares so redeemed will have no further right with respect thereto other than to receive payment of such redemption price. Prior to exercising any such redemption, the Company will provide written notice to the applicable shareholder notifying them of any breach of the representations or warranties contained in the Subscription Agreement, after receipt of which notice the applicable shareholder will be provided with no less than 10 business days to cure the breach to the reasonable satisfaction of the Company.

Transferability of Common Shares

Investors may transfer their Shares, solely at the Investment Adviser’s discretion, provided that the transferee, as applicable, satisfies applicable eligibility and/or suitability requirements and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws and compliance with the terms of the Subscription Agreement. No transfer will be effectuated except by registration of the transfer on the Company’s books. Each transferee must agree to be bound by the restrictions set forth in the Subscription Agreement and all other obligations as an investor in the Company.

Following an initial public offering or Listing, investors may be restricted from selling or transferring their Shares for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the initial public offering or otherwise.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever with the exception of any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Our amended and restated declaration of trust provides that no shareholder will be subject in such capacity to any personal liability whatsoever to any Person (as defined in the Amended and Restated Declaration of Trust) in connection with Trust Property (as defined in the Amended and Restated Declaration of Trust) or the affairs of the Company. Shareholders will have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No trustee or officer of the Company will be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Company or its shareholders arising from bad faith, willful misconduct, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons will look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any shareholder, trustee or officer, as such, of the Company, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he or she will not, on account thereof, be held to any personal liability. Any repeal or modification of the applicable section of the Amended and Restated Declaration of Trust will not adversely affect any right or protection of a trustee or officer of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Pursuant to our Amended and Restated Declaration of Trust, the Company will indemnify each person who at any time serves as a trustee, officer or employee of the Company (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting in any capacity set forth in the applicable section of the Amended and Restated Declaration of Trust by reason of his having acted in any such capacity, except with respect to any matter as to which he or she will not have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, in the case of any criminal proceeding, as to which he or she will have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee will be indemnified thereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misconduct, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification will be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Board or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in the Amended and Restated Declaration of Trust will continue as to a person who has ceased to be a trustee or officer of the Company and will inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of the Amended and Restated Declaration of Trust or repeal of any of its provisions will limit or eliminate any of the benefits provided to any person who at any time is or was a trustee or officer of the Company or otherwise entitled to indemnification thereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

Notwithstanding the foregoing, the Company will not indemnify an indemnitee unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those independent trustees who are not parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding will be authorized and made in accordance with the immediately succeeding paragraph below.

In addition, the Amended and Restated Declaration of Trust permits the Company to make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee will provide adequate security for his or her undertaking, (ii) the Company will be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, legal counsel in a written opinion, will conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

Subject to any limitations provided by the 1940 Act and the Amended and Restated Declaration of Trust, the Company will have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Company or serving in any capacity at the request of the Company or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Board.

Delaware Law and Certain Amended and Restated Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on April 24, 2025 and will remain in existence until dissolved in accordance with our Amended and Restated Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Amended and Restated Declaration of Trust, the Company is permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Number of Trustees; Vacancies; Removal; Term and Election; Certain Transactions

Each trustee shall serve during the continued lifetime of the Company until he or she dies, resigns or is removed, or, if sooner, until the next meeting of the Company’s shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor.

Upon and following the Company’s election to be regulated as a BDC under the 1940 Act, a majority of the Board shall be independent trustees, the death, removal or resignation of an independent trustee pending the election of such independent trustee’s successor by the remaining trustees.

The Amended and Restated Declaration of Trust provides that as of September 16, 2025, the trustees shall be the signatories to the Amended and Restated Declaration of Trust and the number of trustees shall be the number of persons so signing until changed by the trustees. Thereafter, the number of trustees shall be determined by a majority of the trustees then in office, provided that the number of trustees shall be no less than three or more than fifteen. No reduction in the number of trustees shall have the effect of removing any trustee from office prior to the expiration of his term. Trustees need not own Shares and may succeed themselves in office.

Any of the trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such trustees and delivered or mailed to the trustees or the chairperson, if any, the President or the Secretary, if any, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the trustees may be removed (provided the aggregate number of trustees after such removal shall not be less than the minimum number required by the Amended and Restated Declaration of Trust) for cause only, and not without cause, and only by action taken by a majority of the remaining trustees (or in the case of the removal of an independent trustee, a majority of the remaining independent trustees). Upon the resignation or removal of a trustees, each such resigning or removed trustees shall execute and deliver such documents as the remaining trustees shall require for the purpose of conveying to the Company or the remaining trustees any Trust Property held in the name of such resigning or removed trustees. Upon the incapacity or death of any trustees, such trustees’ legal representative shall execute and deliver on such trustees’ behalf such documents as the remaining trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Company, no trustees resigning and no trustees removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Under the Amended and Restated Declaration of Trust, the Company is not required to hold annual meetings. Meetings of the trustees shall be held from time to time upon the call of the chairperson, if any, or the President or any two trustees. Regular meetings of the trustees may be held without call or notice at a time and place fixed by the the Company’s bylaws, the chairperson or by resolution or consent of the trustees. Notice of any other meeting shall be given by the Company and shall be delivered to the trustees orally or via electronic transmission not less than twenty-four (24) hours, or in writing not less than seventy-two (72) hours, before the meeting, but may be waived by any trustees either before or after such meeting. The attendance of a trustees at a meeting shall constitute a waiver of notice of such meeting except where a trustees attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one trustees, a quorum for all meetings of the trustees shall be one-third, but not less than two, of the trustees. Unless provided otherwise in the Amended and Restated Declaration of Trust and except as required under the 1940 Act, any action of the trustees may be taken at a meeting by vote of a majority of the trustees present (a quorum being present) or without a meeting by written consent of the trustees.

The Amended and Restated Declaration of Trust also provides for some members of the Board to qualify as “Continuing Trustees,” which term means trustees who either (i) have been members of the Board for a period of at least thirty-six months or (ii) were nominated to serve as members of the Board by a majority of the Continuing Trustees then members of the Board.

In addition, a majority of trustees and seventy-five percent (75%) of the Continuing Trustees may, in their sole discretion and without shareholder approval unless such approval is required by the 1940 Act or, after a Listing (if any), the applicable stock exchange rules, or if such transaction is reasonably anticipated to result in a material dilution of the net asset value per Share of the Company, (i) cause the Company to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, business development companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the trustees to accomplish such conversion, merger or consolidation the governing documents of which shall have such terms as the trustees determine in their sole discretion) and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Company to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Company to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the trustees to accomplish such sale and conveyance) that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States for adequate consideration as determined by the trustees, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Company, and which may include Shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time, sell or convert into money all or any part of the assets of the Company. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by any trustees or an authorized officer of the Company and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

Action by Shareholders

The Company’s shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Amended and Restated Declaration of Trust. Under the Amended and Restated Declaration of Trust, the Company is not required to hold annual meetings and the Company’s bylaws provide that an annual meeting of shareholders will not be required in any year in which the election of trustees is not required to be held under the 1940 Act. The failure to hold an annual meeting will not invalidate the Company’s existence or affect any otherwise valid corporate act of the Company.

A special meeting of the Company’s shareholders may be called at any time by a majority of the trustees, the chairperson or the President and shall be called by any trustees for any proper purpose upon written request of shareholders of the Company holding in the aggregate not less than thirty-three and one-third-of-one percent (33 1/3%) of the outstanding common Shares of the Company, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any trustees at the request of Company’s shareholders for the purpose of electing trustees or removing the Investment Advisor, written request of shareholders of the Company holding more than fifty-one percent (51%) of the outstanding Shares of the Company or class or series of Shares having voting rights on the matter shall be required. For a special shareholder meeting to be called for a proper purpose (as used in the preceding sentence), it is not a requirement that such purpose relate to a matter on which shareholders are entitled to vote, provided that if such meeting is called for a purpose for which shareholders are not entitled to vote, no vote will be taken at such meeting.

Amendment of the Declaration of Trust; No Approval by Shareholders

The trustees may, without shareholder vote, amend or otherwise supplement the Amended and Restated Declaration of Trust. Shareholders shall only have the right to vote: (i) on any amendment to the amendment procedure, (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the trustees in good faith and (iii) on any amendment submitted to them by the trustees.

In connection with a Listing (if any) or otherwise deemed appropriate by the trustees, the trustees may, without the approval or vote of the Shareholders, amend or supplement the Amended and Restated Declaration of Trust or bylaws, as applicable, in any Company’s shareholders, including, without limitation to classify the Board of trustees, to permit annual meetings of shareholders, to impose advance notice provisions or requirements for the bringing of shareholder nominations or proposals, to impose super-majority approval for certain types of transactions, to impose “control share” type provisions and to otherwise add provisions that may be deemed adverse to the Company’s shareholders.

An amendment duly adopted by the Board and, if required, the Company’s shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board or Company’s shareholders, as the case may be. No such amendment shall affect the rights, protections, immunities, indemnities, duties or obligations of the Wilmington Trust, National Association (the “Delaware Trustee”) hereunder without the written consent of the Board.

An amendment duly adopted by the requisite vote of the Board and, if required, the shareholders, will become effective at the time of such adoption or at such other time as may be designated by the Board or shareholders, as the case may be. A certification in recordable form signed by a majority of the Board setting forth an amendment and reciting that it was duly adopted by the trustees and, if required, the shareholders as aforesaid, or a copy of the Amended and Restated Declaration of Trust, as amended, in recordable form, and executed by a majority of the Board, will be conclusive evidence of such amendment when lodged among the records of the Company or at such other time designated by the Board.

Derivative Actions

No person, other than a trustee, who is not a shareholder will be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No shareholder may maintain a derivative action on behalf of the Company unless holders of at least fifty-one percent (51%) of the outstanding Shares join in the bringing of such action.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board will only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board will be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board determines not to bring such action. For purposes of this paragraph, the Board may designate a committee of one or more trustees to consider a shareholder demand.

For the avoidance of doubt, the Amended and Restated Declaration of Trust’s prohibition on derivate actions shall not apply to any claims asserted under the U.S. federal securities laws, including, without limitation, the 1940 Act.

Exclusive Delaware Jurisdiction

The Delaware Trustee, each trustees, each officer and, except as otherwise agreed in writing by the Company, the Investment Adviser and/or affiliates of the Investment Adviser, each Person legally or beneficially owning a Share or an interest in a Share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (a) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Act, the Amended and Restated Declaration of

Trust or the bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (i) the provisions of the Amended and Restated Declaration of Trust or the bylaws, or (ii) the duties (including fiduciary duties), obligations or liabilities of the Company to its shareholders or the trustees, or of officers or the trustees to the Company, to the Company’s shareholders or each other, or (iii) the rights or powers of, or restrictions on, the Company, the officers, the trustees or the shareholders, or (iv) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Act, or (v) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Amended and Restated Declaration of Trust or the bylaws relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (A) sound in contract, tort, fraud or otherwise, (B) are based on common law, statutory, equitable, legal or other grounds, or (C) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (b) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (c) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (d) of this paragraph shall affect or limit any right to serve process in any other manner permitted by law, and (e) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Term of the Company

The trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Company under the Amended and Restated Declaration of Trust. Shareholders of the Company shall not be entitled to vote on the adoption of any such plan or the dissolution and liquidation of the Company under the Amended and Restated Declaration of Trust except to the extent required by the 1940 Act or contemplated by the Amended and Restated Declaration of Trust. After a Listing (if any), the Company may be dissolved by the affirmative vote or consent of at least a majority of the trustees and seventy-five percent (75%) of the Continuing Trustees, without the vote of the Company’s shareholders.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with GAAP.

No Appraisal Rights

Except as may be provided by the Board in setting the terms of any class or series of Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

ITEM 12. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

See “Item 11. Description of Registrant’s Securities to be Registered – Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses.”

So long as we are regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of trustees who are disinterested, non-party trustees or by independent legal counsel that the liability for which indemnification is sought did not arise out of the foregoing conduct. In addition, we [have obtained][we will obtain] liability insurance for our officers and trustees. We have also obtained trustees and officers/errors and omissions liability insurance for our trustees and officers.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set forth below is a list of our audited financial statements included in this Registration Statement.

**	To be filed by amendment.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement commence on page F-[●].

(b)	Exhibits

Exhibit Index

3.1	Certificate of Trust*.

3.2	Amended and Restated Declaration of Trust*.

3.3	Bylaws*

10.1	Form of Investment Advisory Management Agreement by and between PennantPark Private Income Fund and PennantPark Private Income Fund Advisers, LLC**

10.2	Form of Waiver Agreement by and between PennantPark Private Income Fund and PennantPark Investment Advisers, LLC**

10.3	Form of Administration Agreement by and between PennantPark Private Income Fund and PennantPark Investment Administration, LLC**

10.4	Form of Custody Agreement, by and between PennantPark Private Income Fund and State Street Bank and Trust Company**

10.5	Form of Expense Holiday Agreement, by and between PennantPark Private Income Fund and PennantPark Private Income Fund Advisers, LLC**

10.6	Form of Expense Limitation Agreement, by and between PennantPark Private Income Fund and PennantPark Private Income Fund Advisers, LLC**

10.7	Form of Trademark License Agreement by and between PennantPark Investment Advisers, LLC and PennantPark Private Income Fund **

10.8	Form of Dividend Reinvestment Plan**

10.9	Form of Drawdown Subscription Agreement**

10.10	Form of Subscription Agreement (Immediate Funding)**

10.11	Joint Code of Ethics of the Registrant**

*	Filed herewith
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PENNNANTPARK PRIVATE INCOME FUND

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	President and Chief Executive Officer

Date: October 10, 2025

Index to Financial Statement

Report of Independent Registered Public Accounting Firm**	F-1
Statement of Financial Condition as of June 30, 2025**	[●]
Notes to the Statement of Financial Condition**	[●]

**	To be filed by amendment.

Report of Independent Registered Public Accounting Firm

To be filed by amendment.

F-1